Exhibit 10.43

FINANCE AGREEMENT

between

TETRA4 PROPRIETARY LIMITED

and

OVERSEAS PRIVATE INVESTMENT CORPORATION

Dated as of August 20, 2019

OPIC/9000083212

Page

ARTICLE I DEFINITIONS AND INTERPRETATION 1

SECTION 1.01. Definitions and Interpretation 1

ARTICLE II AMOUNT AND TERMS OF THE LOAN 1

SECTION 2.01. Amount and Disbursement 1

SECTION 2.02. Interest; Default Interest 1

SECTION 2.03. Repayment of the Loan 2

SECTION 2.04. Voluntary Prepayment 2

SECTION 2.05. Mandatory Prepayment 3

SECTION 2.06. Loan Fees and Cancellation 3

SECTION 2.07. Tax Gross-Up; Stamp Duties; Proper Legal Form 4

SECTION 2.08. MISCELLANEOUS 4

ARTICLE III REPRESENTATIONS AND WARRANTIES 5

SECTION 3.01. Representations and Warranties 5

ARTICLE IV CONDITIONS PRECEDENT TO FIRST DISBURSEMENT 10

SECTION 4.01. Transaction Documents 10

SECTION 4.02. AUTHORIZATION 11

SECTION 4.03. OWNERSHIP 11

SECTION 4.04. CONSENTS 11

SECTION 4.05. SITE 11

SECTION 4.06. Security Interest 12

SECTION 4.07. INSURANCE 12

SECTION 4.08. ACCOUNTANTS 12

SECTION 4.09. LEGAL OPINIONS 13

SECTION 4.10. Appointment of Agent 13

SECTION 4.11. DSR ACCOUNT 13

SECTION 4.12. Financial Projections 13

SECTION 4.13. Construction Budget 13

SECTION 4.14. PRODUCTION RIGHT 13

SECTION 4.15. Environmental and Social Requirements 13

SECTION 4.16. Offtake Agreements 13

SECTION 4.17. DUE DILIGENCE 14

SECTION 4.18 Financial Statements 14

SECTION 4.19 Equity Contributions 14

SECTION 4.20. Independent Engineer Report 14

SECTION 4.21. Feasibility Studies 14

SECTION 4.22. Stakeholder Engagement Plan 14

SECTION 4.23. MOLOPO LOAN 14

SECTION 4.24. LAND BANK DEED OF SALE 14

SECTION 4.25. NOTICE TO PROCEED 14

ARTICLE V CONDITIONS PRECEDENT TO EACH DISBURSEMENT; ADDITIONAL CONDITIONS TO DISBURSEMENT OF THE CONTINGENCY COMMITMENT 15

SECTION 5.01. Disbursement Request 15

SECTION 5.02. Representations and Defaults 15

SECTION 5.03. Change in Circumstances 15

SECTION 5.04. NOTE 15

SECTION 5.05. Closing Certificate 15

(continued)

Page

SECTION 5.06. Financial Information and Project Progress 16

SECTION 5.07. Payment or Reimbursement of Expenses 16

SECTION 5.08. SECURITY 16

SECTION 5.09. [RESERVED] 16

SECTION 5.10. DSR REQUIREMENT 16

SECTION 5.11. Independent Engineer Certificate 16

SECTION 5.12. Funding Arrangements 16

SECTION 5.13. Second Disbursement Equity Contribution 16

SECTION 5.14. OTHER DOCUMENTS 17

SECTION 5.16. SITE 17

SECTION 5.17. Balance of Plant Contract 17

ARTICLE VI AFFIRMATIVE COVENANTS 17

SECTION 6.01. Project Completion 18

SECTION 6.02. Company Operations 18

SECTION 6.03. Maintenance of Rights and Compliance with Laws 18

SECTION 6.04. Maintenance of Insurance 18

SECTION 6.05. Accounting and Financial Management 19

SECTION 6.06. Financial Statements and Other Information 19

SECTION 6.07. Access to Records; Inspection; Meetings; Cooperation 20

SECTION 6.08. Notice of Default and Other Matters 21

SECTION 6.09. Security Documents 21

SECTION 6.10. Financial Ratios; DSR Requirement 22

SECTION 6.11. Environmental, Health and Safety Compliance 22

SECTION 6.12. WORKER RIGHTS 24

SECTION 6.13. Additional Project Documents 25

SECTION 6.14 Liquefaction Plant Intellectual Property 25

SECTION 6.15 Operating License 25

SECTION 6.16 Re-zoning Property 25

ARTICLE VII NEGATIVE COVENANTS 26

SECTION 7.01. LIENS 26

SECTION 7.03. No Alteration or Assignment of Agreements 27

SECTION 7.04. Restricted Payments and Shareholder Payments 28

SECTION 7.05. Conduct of Business with Affiliates 28

SECTION 7.06. No Sale of Assets; Mergers 28

SECTION 7.07. Lease Obligations 28

SECTION 7.08. Ordinary Conduct of Business 28

SECTION 7.09. OFAC COMPLIANCE 29

SECTION 7.10. Prohibited Payments 29

SECTION 7.11. Inverted Domestic Corporation 30

SECTION 7.12. PHASE II EXPANSION 30

SECTION 7.13 Construction Budget 30

SECTION 7.14 PROJECT; SITE 30

SECTION 7.15 Prepayment of Phase II Indebtedness 30

ARTICLE VIII DEFAULTS AND REMEDIES 30

SECTION 8.01. EVENTS OF DEFAULT 30

SECTION 8.02. Remedies upon Event of Default 34

SECTION 8.03. Jurisdiction and Consent to Suit; Waivers 34

2

(continued)

Page

SECTION 8.04. Judgment Currency 35

SECTION 8.05. NO IMMUNITY 36

ARTICLE IX MISCELLANEOUS 36

SECTION 9.01. NOTICES 36

SECTION 9.02. ENGLISH LANGUAGE 37

SECTION 9.03. GOVERNING LAW 37

SECTION 9.04. Succession and Assignment; Benefit; Transfer to DFC 37

SECTION 9.05. Survival of Agreements 38

SECTION 9.06. Integration; Amendments 38

SECTION 9.07. SEVERABILITY 38

SECTION 9.08. NO WAIVER 38

SECTION 9.09. WAIVER OF JURY TRIAL 38

SECTION 9.10. INDEMNITY 39

SECTION 9.11. Further Assurances 39

SECTION 9.12. Counterparts; Electronic Execution 39

SECTION 9.13. Waiver of Litigation Payments 40

SECTION 9.14. Cooperation; Loan Servicing 40

SCHEDULES

X
Defined Terms and Rules of Interpretation
Y
Project Diagram

2.08(b) Wire Transfer Instructions for Remittance of Payments to OPIC 3.01(d) Capitalization

3.01(l) Project Costs and Financing Plan

3.01(m) Disclosure

3.01(n) Other Business

3.01(v) Employee Benefit Plan 4.01(c)(iii) Land Use Agreements

4.04
Consents
4.05
Site
7.01
Liens
7.02
Indebtedness

3

(continued)

Page

EXHIBITS

B Disbursement Request

C-1
Authorization Certificate of the Borrower (pursuant to Section 4.02)
C-2
Authorization Certificate of the Shareholders (pursuant to Section 4.02)
D
Closing Certificate (pursuant to Section 5.05)
E
Compliance Certificate (pursuant to Section 6.06(a))
F
Final Disbursement Report (pursuant to Section 6.06(g))

4

FINANCE AGREEMENT

THIS FINANCE AGREEMENT, dated as of August 20, 2019 (this “Agreement”), is made by and between TETRA4 PROPRIETARY LIMITED, a limited liability company duly registered and validly existing under the laws of the Republic of South Africa (the “Borrower”), and OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United States of America (“OPIC”).

The Borrower intends to implement the Project and has requested that OPIC provide a credit facility pursuant to Section 234(b) of the Foreign Assistance Act of 1961, as amended, which OPIC is willing to do on the terms and conditions set forth herein. Accordingly, in consideration of the foregoing and of the agreements contained herein, it is agreed as follows:

ARTICLE I DEFINITIONS AND INTERPRETATION

SECTION 1.01. Definitions and Interpretation.

In this Agreement, including the Exhibits and Schedules hereto, (a) capitalized terms used but not otherwise defined have the meanings set forth in the attached Schedule X, and (b) the rules of interpretation set forth in Schedule X apply.

ARTICLE II

AMOUNT AND TERMS OF THE LOAN

SECTION 2.01. Amount and Disbursement.

(a)
Commitment. Subject to the terms and conditions hereof, OPIC agrees to make, and the Borrower agrees to accept, a Loan for the Project in a principal amount not to exceed the Commitment.

(b)
Disbursement; Term. During the Commitment Period, the Borrower may request a Disbursement by delivering to OPIC a Disbursement Request not less than twenty (20) Business Days prior to the Closing Date. Each Disbursement shall be evidenced by a Note, dated the Closing Date, in the principal amount of the Disbursement and maturing on the Loan Maturity Date. The Loan shall not exceed the amount of the Commitment, and Loan amounts repaid or prepaid may not be reborrowed.
(c)
Number and Amount of Disbursements. There shall be no more than (i) one (1) Disbursement in any fiscal quarter and (ii) three (3) Disbursements in total. The first and the second Disbursement shall each be in an amount of not less than $10,000,000, in multiples of $100,000 in excess thereof, but not greater than $20,000,000 and shall, in the aggregate, not exceed the Basic Commitment. The third Disbursement shall be in an amount of not less than $1,000,000, in multiples of $100,000 in excess thereof, but shall not exceed the Contingency Commitment.

SECTION 2.02. Interest; Default Interest.

(a)
Payment of Interest; OPIC Note Interest Rate. On each Payment Date, beginning on the Payment Date immediately following the first Closing Date and ending on the Loan Maturity Date, the Borrower shall pay to the order of OPIC interest in arrears on the daily outstanding principal balance of each Note, less any amount of principal on which interest is payable at the Default Rate pursuant to Section 2.02(b), accrued at a rate per annum, subject to Section 2.02(c), equal to the sum of the following (subject to Section 2.02(c), the “OPIC Note Interest Rate” with respect to each Note):

(i)
the Certificate Interest Rate; and

(ii)
the OPIC Guaranty Fee;

provided, that if the Payment Date immediately following any Closing Date occurs within fifteen (15) Business Days of such Closing Date, the Borrower shall make its first interest payment under the related Note on the second Payment Date following such Closing Date.

(b)
Default Rate. If the Borrower fails to pay when due any amount due to OPIC under any Financing Document, such unpaid amount shall bear interest at the Default Rate in lieu of the OPIC Note Interest Rate from the date such amount is due until the date on which such amount is paid in full.
(c)
Adjustment to OPIC Note Interest Rate. If OPIC shall have made payment of any principal, interest or other guaranteed amount on account of a defaulted payment under any Note pursuant to OPIC’s guaranty under the Funding Documents (an “OPIC Guaranty Payment”), then, with respect to the amount of such OPIC Guaranty Payment, the OPIC Note Interest Rate from the date of such OPIC Guaranty Payment to the date of payment in full to OPIC of the amount of such OPIC Guaranty Payment may, at OPIC’s option, be converted by OPIC to a fixed per annum rate of interest equal to the sum of the following:

(i)
the highest Certificate Interest Rate set forth in any Note then outstanding or, at OPIC’s option, the U.S. Treasury Cost; and
(ii)
the OPIC Guaranty Fee,

and the Borrower shall, on demand, pay to OPIC the amount of such OPIC Guaranty Payment, together with interest thereon at the Default Rate (adjusted as provided in this Section 2.02(c)) in lieu of the OPIC Note Interest Rate.

SECTION 2.03. Repayment of the Loan.

The Borrower shall repay the Loan in approximately equal quarterly installments (collectively, the “Principal Installments”) on each Payment Date beginning August 1, 2022 (the period from the first Closing Date until such date, the “Grace Period”); and ending no later than the thirty-seventh (37th) Payment Date, August 15, 2031, following the end of the Grace Period (the “Loan Maturity Date”).

SECTION 2.04. Voluntary Prepayment.

Subject to the requirements of the Funding Documents, including payment of any Redemption Premium payable thereunder, on any Designated Prepayment Date following the last day of the Commitment Period, the Borrower may, upon not less than forty-five (45) days nor more than sixty (60) days’ prior notice to OPIC, prepay the Loan, in whole or in part, in a minimum partial prepayment amount of $5,000,000, together with the payment to OPIC of (a) interest accrued to the date of prepayment on the portion of the principal amount of each Note that is to be prepaid, and (b) a premium (the “Prepayment Premium”), calculated as a percentage of the Loan amount prepaid, in accordance with the following schedule:

Year Following Expiration of Commitment Period

Year 1

Year 2

Year 3 and thereafter

Prepayment Premium

2%

1%

None

All voluntary prepayments shall be applied in accordance with the terms of the OPIC Funding Agreement.

SECTION 2.05. Mandatory Prepayment.

Subject to the requirements of the Funding Documents, including payment of any Redemption Premium payable thereunder, the Borrower shall, upon not less than forty-five (45) days nor more than sixty (60) days’ prior notice to OPIC (which notice shall be given as soon as practicable but no later than five (five) Business Days after the date the events stated in clause (a)-(c) below have occurred), prepay the Loan in the event that:

(a)
the aggregate amount of all insurance proceeds (excluding third-party liability insurance and business interruption insurance) received by the Borrower during any Fiscal Year is not applied or committed to the repair or replacement of assets insured thereby within one hundred-eighty (180) days after receipt by the Borrower, in an amount equal to the amount so not applied or committed;

(b)
the Borrower receives Performance LDs, in an amount equal to the Performance LDs received (except with respect to any delay liquidated damages under a Construction Contract, with respect to which OPIC has consented in writing to a different application); and

(c)
the Borrower receives any proceeds from any sale, assignment or other transaction contemplated by Section 7.06(a), in an amount in excess of $250,000 in the aggregate.

All mandatory prepayments shall be applied in accordance with the terms of the OPIC Funding Agreement.

SECTION 2.06. Loan Fees and Cancellation.

(a)
Commitment Fee. During the Commitment Period, the Borrower shall pay to OPIC, in arrears, on each Payment Date beginning on the first Payment Date after the date of this Agreement and on the last day of the Commitment Period, or, if earlier, the date this Agreement is terminated, a commitment fee (the “Commitment Fee”), accruing on a daily basis at the rate of one half of one percent (0.50%) per annum, calculated for each day during the Commitment Period, on the undisbursed and uncancelled amount of the Basic Commitment.
(b)
Cancellation Fee. The Borrower may cancel all or any part of the Commitment at any time upon written notice and, in the case of the cancellation of the Basic Commitment, payment to OPIC of a cancellation fee (the “Cancellation Fee”) equal to one percent (1.00%) of the amount of the Basic Commitment canceled. Any part of the Basic Commitment not disbursed at the end of the Commitment Period or that is terminated for any reason shall be deemed to have been canceled, and such Cancellation Fee shall be payable with respect thereto.

(c)
Facility Fee. The Borrower shall pay OPIC a facility fee (the “Facility Fee”) in the amount of $350,000, less any unused balance of the retainer fee paid by the Borrower, on or prior to the first Disbursement.

(d)
Maintenance Fee. The Borrower shall pay to OPIC an annual maintenance fee (the “Maintenance Fee”), to cover OPIC’s administrative costs and expenses (including, but not limited to, systems infrastructure costs), in the amount of $35,000, payable to OPIC on the first anniversary of the Payment Date following the first Closing Date and on each anniversary of such Payment Date for so long as any portion of the Loan remains outstanding.

(e)
Modification Fee. In the event that the Borrower requests an amendment to, waiver of, or consent under, any provision of this Agreement or any other Financing Document, OPIC will consider such request on its merits upon payment by the Borrower, at the time of such request, of a fee which, in OPIC’s determination, is commensurate with the complexity and timing constraints of such request (the “Modification Fee”); provided, however, that no Modification Fee will be payable if the amendment, waiver, or consent is necessary, in OPIC’s determination: (i) to correct an error or omission in any Financing Document that is not caused by the Borrower, or (ii) to improve the operations of the Project without materially altering the risks undertaken by OPIC. OPIC is under no obligation to agree to any amendment or waiver or to grant any consent. The Borrower acknowledges that OPIC may require a Modification Fee as a condition to any amendment or waiver required for, or providing its consent to, restructurings of any kind or any prepayment requiring releases of collateral or other similar actions by OPIC.

SECTION 2.07. Tax Gross-Up; Stamp Duties; Proper Legal Form.

(a)
All sums payable by the Borrower hereunder and under any other Financing Document shall be paid in full. If the Borrower is required by Applicable Law to deduct any Taxes from or to withhold any Taxes in respect of any amount payable to OPIC hereunder or under any Financing Document, then the Borrower shall pay such additional amount as may be necessary so that the actual amount received by OPIC after such deductions or withholdings equals the full amount stated to be payable under the Financing Documents.

(b)
In addition to the obligations set forth in Section 6.03(c), the Borrower shall pay before they become overdue any and all present and future Taxes payable on or in connection with the execution, delivery, registration, or notarization, or for the legality, validity, or enforceability of this Agreement or any other Transaction Document directly to the Governmental Authority responsible for collecting such Taxes, except for any Taxes that the Borrower is contesting in good faith by appropriate proceedings and for which adequate cash reserves have been set aside in accordance with Accounting Standards; provided, that the Borrower hereby indemnifies OPIC and holds OPIC harmless from and against any and all liabilities, fees, or additional expenses with respect to or resulting from any delay in paying, or omission to pay, any such Taxes. Within thirty (30) days after payment by the Borrower of any such Taxes, the Borrower shall furnish OPIC with the original or a Certified copy of the receipt evidencing payment thereof, together with any other information OPIC may reasonably request. OPIC shall have the right, but not the obligation, to pay any such Taxes not paid by the Borrower, and the Borrower shall, upon OPIC’s demand, promptly reimburse OPIC in full for all such payments.
(c)
The Borrower shall take all action to ensure that each of the Transaction Documents is in proper legal form under Applicable Law, without any further action required with regard to such legal form for the enforcement of such Transaction Document.

SECTION 2.08. Miscellaneous.

(a)
Payment or Reimbursement of Expenses. Upon request, the Borrower shall promptly pay or reimburse OPIC for all of OPIC’s documented costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, notarization, and implementation of the Financing

Documents, including (i) the fees and expenses of outside legal counsel and business consultants, and

(ii) the costs of communications, preparation of any documents, authentication, registration, and recordation of any of the Financing Documents, preparation of a monitoring memorandum for OPIC’s use, and preparation of bound volumes or an electronic closing set of the Financing Documents for OPIC’s use, and termination of the Liens created pursuant to the Security Documents . The Borrower shall also reimburse OPIC, upon demand, for all costs and expenses (including attorneys’ fees and expenses and costs of travel) incurred by OPIC (A) in preserving in full force and effect, or enforcing its rights under, any of the Financing Documents or (B) in addition to the Modification Fee, in connection with the modification, amendment, or waiver of any provision of any Financing Document.

(b)
Currency and Place of Payment. All payments to OPIC shall be made in Dollars by wire transfer in immediately available funds without counterclaim, offset, or deduction. Unless instructed otherwise by OPIC, wires should be sent to OPIC’s account with the U.S. Treasury Department in New York by either Fedwire transfer or international electronic funds transfer, and any such wire must include the required information set forth in Schedule 2.08(b). Whenever any payment would otherwise fall due on a day that is not a Business Day, the due date for payment shall be the immediately succeeding Business Day, and interest and fees shall be computed through such immediately succeeding Business Day in accordance with Section 2.08(c); provided, however, that the last payment shall include interest through the actual date of receipt of such payment.

(c)
Computation of Interest on Notes and of Certain Fees. Except as otherwise provided herein, in the Funding Documents or in any Note:

(i)
interest on any Note (including interest calculated at any OPIC Note Interest Rate or the Default Rate) and default interest calculated at the Default Rate due on any unpaid amount of Redemption Premium, if any, shall accrue on a daily basis and shall be computed as provided therein; and
(ii)
the Commitment Fee and any default interest calculated at the Default Rate on any amounts past due other than amounts described in Section 2.08(c)(i) shall accrue on a daily basis and shall be computed on the basis of three hundred sixty (360)-day years composed of twelve (12) thirty (30)-day months.

(d)
Application of Payments to OPIC. Except as otherwise provided herein, in the Funding Documents, or in any Note, payments received by OPIC under any of the Financing Documents shall be applied to amounts due to OPIC in such manner as OPIC in its sole discretion may determine.

ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties.

The Borrower represents and warrants to OPIC that:

(a)
Existence and Power. The Borrower (i) is a limited liability company duly registered and validly existing under the laws of the jurisdiction of its organization; (ii) is duly authorized to do business in each jurisdiction in which it conducts business; and (iii) has the power to own its properties, carry on its business and the Project, borrow money, create Liens on its properties, and execute, deliver, and perform each of the Borrower Documents.
(b)
Authority. The Borrower’s execution, delivery, and performance of each of the Borrower Documents to which the Borrower is a party at the time this representation is made: (i) have been duly authorized by all necessary corporate action; (ii) will not violate any Applicable Law; and (iii) will not breach, or result in the imposition of any Lien upon any of its assets (except as permitted by Section 7.01) under, any of its Charter Documents or any agreement or other requirement by which it or any of its properties may be bound or affected. Each of the Borrower Documents has been duly executed and delivered by the Borrower and is a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms. Except for Consents referred to in Schedule 4.04, no Consent of any Person is required in connection with the Borrower’s execution, delivery, performance, validity, or enforceability of any of the Borrower Documents. The Borrower’s obligations hereunder and under the Notes are unsubordinated obligations of the Borrower and rank at least pari passu with all other present and future claims of any unsecured creditors of the Borrower, except for any claims which are preferred pursuant to the South Africa Insolvency Act 24 of 1936 or the South African Companies Act 71 of 2008.

(c)
Financial Condition. The Original Financial Statements and any other Financial Statements that have been furnished to OPIC pursuant to Section 6.06, are complete and correct and fairly present its financial condition and results of its operations for the period then ended. Except for obligations incurred in the ordinary course of business, the Borrower has no obligation, contingent or otherwise, of any kind except as disclosed in such Financial Statements. Since the date of this Agreement, no dividend, Restricted Payment or Shareholder Payment has been declared or paid to the Shareholders or any other Person, except as permitted in Section 7.04.

(d)
Capitalization; Beneficial Ownership; Subsidiaries.
(i)
The Borrower’s authorized and issued limited liability company interests are as set forth on Part I of Schedule 3.01(d). All such interests have been duly authorized and validly issued and are fully paid. There are no rights or claims of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of the Borrower’s limited liability company interests.
(ii)
The Shareholders hold the direct legal and beneficial title to all the limited liability company interests of the Borrower in the percentage amounts set forth next to their names on Part I of Schedule 3.01(d). The Persons identified in Part II of Schedule 3.01(d) hold the indirect beneficial title to 90% of the limited liability company interests of the Borrower in the percentage amounts set forth next to their names in Part II of Schedule 3.01(d).

(iii)
The Borrower does not own or otherwise control any voting stock of, or have any ownership interest in, any other Person (except for any Permitted BBEEE Investment).

(e)
Liens. The Security Documents are, or upon filing and registration at the appropriate Deeds Registry in the Project Country (where applicable), will be, effective to create in favor of OPIC legal, valid, and enforceable first priority Liens on all of the Borrower’s assets intended to be covered thereby, except for the General Notarial Bond in respect of which priority will be established upon it being perfected at the time of enforcement. The General Notarial Bond and the Liens created thereunder are capable of perfection under the laws of South Africa. The Borrower does not have outstanding, nor is it contractually bound to create, any Lien on or with respect to any of its assets, rights, or revenues, except for Permitted Liens.

(f)
Taxes and Reports. The Borrower has filed all tax returns and reports required by Applicable Law to be filed and has paid (or provided adequate reserves for) all Taxes due.
(g)
Defaults; Compulsory Easement Event; Material Adverse Effect. No Default or Event of Default has occurred and is continuing. No Compulsory Easement Event has occurred (other than those of which notice has been given in accordance with Section 6.08). Neither the Borrower nor any other party is in breach of any provision of any Borrower Document, which breach could reasonably be expected to be a Material Adverse Effect.

(h)
Litigation. No action, suit, other legal or arbitral proceeding, or investigation is pending by or before any domestic or foreign court or Governmental Authority or in any arbitral or other forum or, to the best of its knowledge after due inquiry, is threatened, that (i) relates to any of the transactions contemplated by any Transaction Document, or (ii) if adversely determined, could reasonably be expected to be a Material Adverse Effect or result in liability for the Borrower which exceeds $500,000.

(i)
Compliance with Law; Corrupt Practices; Anti-Money Laundering.
(i)
The Borrower has conducted and is conducting its business in compliance with all Applicable Laws, Consents, and its Charter Documents. Schedule 4.04 sets forth each Consent necessary for the conduct of the Borrower’s business and for the implementation of the Project, or that is otherwise described in Section 4.04. Each Consent set forth on Part A of Schedule 4.04 has been obtained by the Borrower and is in full force and effect and not subject to any legal proceeding or unsatisfied condition. Each Consent set forth on Part B of Schedule 4.04 can be obtained by the Borrower in the ordinary course and on commercially reasonable terms when needed (unless obtained earlier).

(ii)
Without limiting the effect of clause (i), the Borrower and its officers, directors, employees, and agents have complied with applicable Corrupt Practices Laws in obtaining all Consents in respect of the Borrower’s business and the Project and are otherwise conducting the Project and the Borrower’s business in compliance with applicable Corrupt Practices Laws. The Borrower’s internal management and accounting practices and controls are sufficient to provide reasonable assurances of compliance with applicable Corrupt Practices Laws and the prevention of Prohibited Payments. Neither the Borrower nor any Person acting on behalf of the Borrower has made any Prohibited Payment.
(iii)
The Borrower is in compliance with the applicable requirements of (A) the Anti-Money Laundering Laws, (B) OFAC Regulations, and (C) all other applicable export control, anti-boycott and economic sanctions laws of the U.S. and other jurisdictions relating to its business and facilities.
(iv)
None of the Borrower, its directors, members of senior management, or any of the Shareholders, is a Person included in any OFAC List or otherwise subject to sanctions under OFAC Regulations.

(j)
Good Title, Use of Site; Easements, Property Interests, Utilities, Etc. The Borrower either (a) owns and has good, legal and marketable title to, and has a sole and full right of ownership in and to, all property that it purports to own, including in the parcels of land comprising the Site, or (b) has a lawful, valid and irrevocable right of use (be it in the form of a registered or registerable agreement of lease, servitude and/or usufruct) in respect of those parcels of land comprising the Site, in each case, free and clear of all Liens (other than Permitted Liens). The Borrower does not own or lease any parcel of land comprising the Site that is not subject to a valid, effective and first-priority Lien created by the Borrower Security Session or any Security Documents entered into in connection with Section 6.09. Upon execution of the Mortgage Bond and registration thereof in the applicable Deed Registry in accordance with Section 6.09, the Lender will have a first ranking mortgage over the land parcels on which the Liquefaction Facility is located. The Borrower has a lawful, valid and irrevocable right of use in all necessary easements, servitudes and other rights of ingress to and egress from the Site and, in each case, free and clear of all Liens (other than Permitted Liens). Other than the rights referred to in the preceding sentences, no property rights (including easements, servitudes or other rights of ingress or egress) are required or can reasonably be expected to be necessary for the design, development, construction, supply, start-up, commissioning, testing, financing, implementation, operation or maintenance of the Project in accordance with Applicable Law and the Transaction Documents. All utility and other services, means of transportation, facilities, other materials, and other rights that are or can reasonably be expected to be necessary for the Project in accordance with Applicable Law and the Transaction Documents have been procured or are commercially available to the Project. Except as disclosed on Schedule 3(j), no material licenses, trademarks, patents, or other similar agreements are necessary for the design, operation or ownership of the Project. Upon Project Completion, the Gas Gathering System and the Liquefaction Plant will be located within the Production Area (as such term is defined in the Production Right) and on the Site.

(k)
Environmental, Health and Safety Matters.

(i)
Except as disclosed in Schedule 3.01(k), the Borrower has duly complied, and its business, operations, and assets, and the Project, are in compliance, with all Applicable Laws regarding the environment, health and safety and social performance. With respect to air emissions, discharges to surface water or ground water, noise emissions, solid or liquid waste disposal, the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes, or other environment, health and safety, and social performance matters, the Borrower (A) has been issued and will maintain all required Consents, (B) has received no complaint, order, directive, claim, citation, or notice by any Governmental Authority, and (C) has received no complaint or claim from any Person seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief.

(ii)
Except as disclosed in Schedule 3.01(k), since the date of this Agreement, the Borrower has duly complied, and its business, operations, and assets, and the Project, are in compliance, with the Environmental and Social Requirements.
(l)
Project Cost and Completion. The Borrower’s estimate of total Project Costs (including contingencies) is $64,968,709 (Sixty Four Million Nine Hundred Sixty Eight Thousand Seven Hundred and Nine 00/100 Dollars) based on the financial plan set forth on Schedule 3.01(l) (the “Project Costs and Financing Plan”), and the Borrower’s good faith estimate of the date on which it will achieve Project Completion is June 30, 2021.

(m)
Disclosure. All documents, reports, and other written information that have been furnished to OPIC are true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. Any projections and pro forma financial information contained in such documents, reports or other written information are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by OPIC that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Except as set forth on Schedule 3.01(m), there is no fact known to the Borrower the existence of which could reasonably be expected to have a Material Adverse Effect. No event, development, or circumstance has arisen since the Sponsor’s application for the Loan dated February 14, 2019 that has or could reasonably be expected to have a Material Adverse Effect. Except for events occurring after the date of this Agreement which were disclosed in writing to OPIC, no force majeure event or default as the same may be defined in any Project Document relating to the performance by the Borrower or, to the knowledge of the Borrower, any other Person party to a Project Document has occurred and is continuing under any Project Document.
(n)
No other Business. Except as disclosed in Schedule 3.01(n), the Borrower is not engaging in any other business other than the development of the Project and, subject to the terms of this Agreement,

the Phase II Expansion.

(o)
Suspension and Debarment. No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower from contracting with the U.S. Government or any agency or instrumentality thereof, and the Borrower is not now and has not been subject to any such debarment or suspension.

(p)
Production Right. The Borrower is the holder of the Production Right and the Production Right that has not lapsed, as contemplated in section 56 of the MPRDA. The Borrower has not received any notice of cancellation, lapsing or suspension with respect to the Production Right. The Borrower is in compliance with the terms of the Production Right (including, without limitation, clause 20 thereof).

(q)
Investment Company Act. Neither the Borrower nor any of its affiliates (within the meaning of the Investment Company Act of 1940, as amended) that is a party to a Transaction Document is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r)
Margin Regulation. No part of the proceeds of the Loan will be used for “buying” or “carrying” any margin stock within the meaning of each of the respective quoted terms under Regulation U, or for any purpose that violates any regulation of the Board of Governors of the Federal Reserve System.

(s)
Project Documents. Except for services, materials, licenses, or rights that can reasonably be expected to be available on commercially reasonable terms at the time required, the Project Documents required to be executed by the relevant Closing Date in accordance with the terms hereof constitute all contracts, agreements, leases, or other documents or instruments that are necessary for (i) the construction, completion, operation, and ownership of the Project as of such date, and (ii) the conduct of the business of the Borrower as contemplated by the Transaction Documents and the Project Costs and Financing Plan. As of the date of this Agreement, the Borrower has not entered into any Project Documents other than those identified in Section 4.01 (c) (i), (ii), (iii), (iv) and (v),

(t)
Transaction Documents. None of the Transaction Documents to which the Borrower is a party has been amended, modified or terminated, except in accordance with this Agreement or as disclosed to OPIC and consented to in writing by OPIC.
(u)
Inverted Domestic Corporation. The Borrower is not an Inverted Domestic Corporation nor is it a Subsidiary Of An Inverted Domestic Corporation.

(v)
Employee Benefit Plan. Except as set forth on Schedule 3.01(v), the Borrower does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability or potential liability under, any Employee Benefit Plant.

(w)
Repetition of Representations and Warranties. Each of the foregoing representations and warranties in this Section 3.01 shall be deemed to be made as of the date hereof and as of each Closing Date. To the extent that any schedule referred to in this Section 3.01 shall need to be updated in order to permit such representation to be true and correct when made or deemed to be made, the Borrower shall provide OPIC with such updated schedule in writing prior to the date such representation is deemed made and shall request that this Agreement be amended in accordance with Section 9.06. Unless this

Agreement is amended to reflect the changes in any such schedule, no change shall be deemed to have been made.

ARTICLE IV

CONDITIONS PRECEDENT TO FIRST DISBURSEMENT

Unless OPIC otherwise agrees in writing, the obligation of OPIC to make the first Disbursement is subject to the prior fulfillment, to OPIC’s satisfaction in its sole discretion, of the following conditions precedent as of the date that is ten (10) days prior to the first Closing Date and to their continued fulfillment on the first Closing Date:

SECTION 4.01. Transaction Documents.

OPIC shall have received the following documents, each of which shall be satisfactory to OPIC in form and substance and, if applicable, shall have been duly executed by the parties thereto and shall be in full force and effect in accordance with its terms without default:

(a)
originals of the following documents (the “Loan Documents”):
(i)
this Agreement; and

(ii)
the Note issued in connection with the Disbursement; provided, that any Note issued in connection with a subsequent Disbursement shall be included in the definition of “Loan Document”;

(b)
originals (or, at OPIC’s election, Certified copies) of the following documents (together with the Special Notarial Bond, Mortgage Bond, Servitudes Security, and BOP Contract Cession issued pursuant to Section 6.09, the “Security Documents”):
(i)
the General Notarial Bond;

(ii)
the Borrower Security Cession (together with any notices required pursuant to Section 7.2 of the Borrower Security Cession);
(v)
the Sponsor Guarantee, Pledge and Subordination Agreement; and

(vi)
the Pledge Agreement (Sjoeberg).

(c)
Certified copies of the following documents (together with the Balance of Plant Contract and the Second Disbursement Lease to be entered into and any other contract as described in subsections
(iv)
below required for the construction or operation of the Project that is entered into by the Borrower subsequent to the date hereof, the “Project Documents”):

(i)
the Construction Contracts;
(ii)
the Construction Contract Guarantees (together with the express written consent of the counterparties to the Construction Contract Guarantees to assignment to OPIC and the DFC pursuant to the Borrower Security

Cession, to the extent such consent is not provided in any Construction Contract Guarantee);

(iii)
the Land Use Agreements other than the Second Disbursement Lease;

(iv)
the Land Bank Deed of Sale;

(v)
the Balance of Plant Term Sheet; and

(vi)
all other contracts (i) relating to the provisions of services to the Project exceeding a value of $500,000 or (ii) that replace or substitute a contract in subsections (i), (ii) and (iii) above.

(d)
originals (or, at OPIC’s election, Certified copies) of each of the Funding Documents.

The Loan Documents, the Funding Documents, and the Security Documents, together with any other agreements or instruments entered into in connection with any of the foregoing or pursuant to which the Loan is made and designated by the parties thereto as a “Financing Document”, are collectively referred to herein as the “Financing Documents.” The Financing Documents and the Project Documents are collectively referred to herein as the “Transaction Documents.”

SECTION 4.02. Authorization.

OPIC shall have received a certificate of an Authorized Officer of the Borrower, dated the Closing Date substantially in the form of Exhibit C-1 and of each Shareholder, dated as of the Closing Date, substantially in the form of Exhibit C-2.

SECTION 4.03. Ownership.

OPIC shall have received evidence satisfactory to it, which evidence shall include Certified copies of relevant stock certificates, that the Shareholders hold the legal and beneficial title to the equity of the Borrower in the percentages set forth in Part I of Schedule 3.01(d).

SECTION 4.04. Consents.

OPIC shall have received Certified copies of any Consent (a) required by any relevant Governmental Authority, (b) obtained in order to satisfy Sections 3.01(b) and 3.01(i), or (c) which is, in the opinion of legal counsel to OPIC, necessary or advisable, in each case, for (i) the Financing Documents, and the payment of all amounts due or to become due with respect thereto, not to be subject to any Taxes, (ii) the execution, delivery, and performance by the Borrower and by each Shareholder of each Transaction Document to which it is a party, (iii) all such other Consents that are necessary for the Borrower to carry out its business and the Project, or (iv) the registration of the Loan with the Financial Surveillance Department of the South Africa Reserve Bank in the Project Country and evidence of all foreign exchange or other Consents necessary for the payment of all amounts payable under the Transaction Documents. Each such Consent is listed in Part A of Schedule 4.04.

SECTION 4.05. Site.

Except for the Land Use Agreement identified in Schedule 4.05, OPIC shall have received evidence in form and substance satisfactory to it that the Borrower holds lawful, valid and irrevocable rights to use the entire Site, together with lawful, valid and irrevocable right of use all necessary easements, servitudes and other rights of ingress and egress for the development, construction, operation and maintenance of the Project free and clear of any Liens other than Permitted Liens, and that such Site (together with such easements, servitudes and rights of ingress and egress) is sufficient for the Borrower to develop, construct, operate and maintain the Project as contemplated by the Transaction Documents.

SECTION 4.06. Security Interest.

(a)
Each Lien created by the Security Documents (other than (i) the General Notarial Bond in respect of which priority is established at the time of enforcement and (ii) the Special Notarial Bonds, Mortgage Bond, Servitude Security and BOP Contract Cession issued pursuant to Section 6.09) shall be of first priority and shall be enforceable against the Borrower, any Shareholder (where applicable) and third parties (including any holder of a subsequently established Lien). Each of the Security Documents (other than the Special Notarial Bonds, Mortgage Bond, Servitude Security and BOP Contract Cession issued pursuant to Section 6.09) shall be in full force and effect and shall have been duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary to make valid and effective the Liens intended to be created thereby and the rights of OPIC thereunder, and OPIC shall have received evidence satisfactory to it that such filing and registration or recording has been made. In addition, the Borrower shall have executed all such other agreements or documents, or taken any actions that, in the opinion of counsel to OPIC, are necessary or advisable to secure the payment of all amounts due or to become due hereunder and under the Notes with valid, enforceable, first-priority Liens on the assets described in the applicable Security Documents.

(b)
OPIC shall have received evidence satisfactory to it that all Liens granted in connection with that certain Loan Agreement between Industrial Development Corporation of South Africa Limited (“IDC”) and Borrower dated 31 March 2017 have been released by IDC, and such loan agreement has been terminated.

(c)
OPIC shall have received: (i) the original share certificates evidencing the Pledge Shares (as defined in the Sponsor Guarantee, Pledge and Subordination Agreement), duly and properly issued in the name of the Sponsor and complete in all respects; and (ii) the original undated share transfer forms in respect of such Pledged Shares, signed by the Sponsor as transferor of such Pledged Shares and blank as to transferee.

(d)
OPIC shall have received: (i) the original share certificates evidencing the Pledged Shares (as defined in the Pledge Agreement (Sjoeberg)), duly and properly issued in the name of Advocate Cheryl Danielle Sjoberg and complete in all respects; and (ii) the original undated share transfer forms in respect of such Pledged Shares, signed by Advocate Cheryl Danielle Sjoberg as transferor of such Pledged Shares and blank as to transferee.

SECTION 4.07. Insurance.

OPIC shall have received Certified copies of the insurance policies required by and issued in accordance with Section 6.04, showing OPIC’s endorsement as additional insured, together with evidence that such policies are in full force and effect without default.

SECTION 4.08. Accountants.

OPIC shall have received evidence that the Borrower has irrevocably instructed its accountants to communicate directly with OPIC regarding the Borrower’s accounts and operations pursuant to Section 6.05(a)(v).

SECTION 4.09. Legal Opinions.

OPIC shall have received favorable written opinions, dated the Closing Date, satisfactory to OPIC in form and substance, of: (a) Fasken (incorporated in South Africa as Bell Dewar Inc.), the Borrower and the Sponsor’s legal counsel in the Project Country; (b) C.D.A. Loxton SC, the Sponsor’s special mining counsel in the Project Country; (c) Edward Nathan Sonnenbergs Inc, OPIC’s counsel in the Project Country; (d) Norton Rose Fulbright, the Borrower’ legal counsel in the United States; (e) Olivier & Partners, counsel to the EPC Contractor (Gas Gathering) in the Project Country; and (f) JunHe LLp, counsel to the Borrower in the Peoples Republic of China.

SECTION 4.10. Appointment of Agent.

OPIC shall have received evidence that the agent for service of process referred to in Section 8.03(c) has been duly appointed and holds such appointment without reservation until six (6) months after the Loan Maturity Date, together with evidence of the prepayment in full of the fees of such agent.

SECTION 4.11. DSR Account.

OPIC shall have received evidence that the DSR Account shall have been established.

SECTION 4.12. Financial Projections.

OPIC shall have received financial projections for the Project through six (6) months after the Loan Maturity Date, including projected financial statements prepared in English and in Dollars, which shall be satisfactory to OPIC in form and substance.

SECTION 4.13. Construction Budget.

OPIC shall have received a final construction budget, which shall be satisfactory to OPIC.

SECTION 4.14. Production Right.

OPIC shall have received Certified copies of the Production Right. The Production Right shall be in full force and effect and satisfactory to OPIC.

SECTION 4.15. Environmental and Social Requirements.

The Borrower shall deliver the Environmental and Social Plans, which shall be acceptable to OPIC in its sole discretion.

SECTION 4.16. Offtake Agreements

OPIC shall have received Certified copies of the Offtake Agreements in effect on the date of this Agreement which shall be satisfactory to OPIC.

SECTION 4.17. Due Diligence.

OPIC shall have completed to its satisfaction its due diligence investigation of the Borrower, the Shareholders and any other party required to satisfy the U.S. connections requirement, the Project, and all other matters relating thereto, and the results of such investigations shall be satisfactory to OPIC.

SECTION 4.18Financial Statements

OPIC shall have received (a) the Sponsor’s audited Financial Statements dated February 28, 2019, and (b) the Borrower’s audited Financial Statements, dated February 28, 2019 (such Financial Statements, collectively, the “Original Financial Statements”).

SECTION 4.19 Equity Contributions

OPIC shall have received evidence satisfactory to it, that (x) the Borrower has received cash equity contributions or proceeds under Sponsor shareholder loans fully subordinated to the Loan on terms satisfactory to OPIC in an aggregate amount at least equal to $14,812,286 (Fourteen Million Eight Hundred Twelve Thousand Two Hundred Eighty Six 00/100 Dollars) (the “First Disbursement Equity Contribution”), and (y) the proceeds of the First Disbursement Equity Contribution shall have been applied to the payment of Project Costs in accordance with the Project Costs and Financing Plan.

SECTION 4.20. Independent Engineer Report.

OPIC shall have received the final report of the Independent Engineer in form and substance satisfactory to OPIC.

SECTION 4.21. Feasibility Studies.

All feasibility studies, appraisals, and reserve reports required of Borrower or Sponsor in connection with listing on the JSE Securities Exchange, JSE Alternative Exchange, or ASX Exchange shall have been completed and submitted to OPIC, and each shall be satisfactory to OPIC in its sole discretion.

SECTION 4.22. Stakeholder Engagement Plan

OPIC shall have received the Stakeholder Engagement Plan.

SECTION 4.23. Molopo Loan

OPIC shall have received a Certified copy of the Molopo Loan.

SECTION 4.24. Land Bank Deed of Sale

OPIC shall have received an amendment to the Land Bank Deed of sale executed by the parties to the Land Bank Deed of Sale in form and substance satisfactory to it and evidence that the Borrower has provided the bank guarantee required under the Land Bank Deed of Sale (as amended).

SECTION 4.25. Notice to Proceed

The Borrower shall have submitted a Notice to Proceed (as such term is defined in the EP Contract (Liquefaction Plant) to the counterparty under the EP Contract (Liquefaction Plant) and a notice of satisfaction (or waiver) of the Suspensive Conditions in favor of the Borrower (as defined in the EPC Contract (Gas Gathering)) to the counterparty under the EPC Contract (Gas Gathering).

SECTION 4.26 Lombard Approval

The Borrower shall have provided evidence satisfactory to OPIC of the approval in writing of the EPC Contract (Gas Gathering) by Lombard Insurance Company Limited.

ARTICLE V

CONDITIONS PRECEDENT TO EACH DISBURSEMENT; ADDITIONAL CONDITIONS TO DISBURSEMENT OF THE CONTINGENCY COMMITMENT

Unless OPIC otherwise agrees in writing, the obligation of OPIC to make each Disbursement (including the first Disbursement) is subject to the prior fulfillment, to OPIC’s satisfaction in its sole discretion, of the following conditions precedent as of the date that is ten (10) days prior to such Closing Date and to their continued fulfillment on such Closing Date; provided that the conditions precedent in: (i) Section 5.15 need only be satisfied with respect to the third Disbursement pursuant to Section 2.01; and (ii) Section 5.13, Section 5.16 and Section 5.17 need only be satisfied with respect to the second Disbursement:

SECTION 5.01. Disbursement Request.

The Borrower shall have delivered a Disbursement Request in accordance with Section 2.01(b).

SECTION 5.02. Representations and Defaults.

Each of the representations and warranties of the Borrower and each Shareholder set forth in this Agreement and in each of the other Financing Documents shall be true and correct in all material respects (except with respect to any provision including the word “material” or words of similar import, with respect to which such representations and warranties shall be true and correct) on such Closing Date as if made on such Closing Date after giving effect to such Disbursement or if any such representation relates exclusively to an earlier date, as of such earlier date, and on such Closing Date no Default or Event of Default shall have occurred and be continuing or will result from the making of such Disbursement or from the application of the proceeds thereof.

SECTION 5.03. Change in Circumstances.

As of such Closing Date, nothing shall have occurred and be continuing that, in the reasonable judgment of OPIC, could reasonably be expected to be a Material Adverse Effect.

SECTION 5.04. Note.

The Borrower shall have furnished OPIC with an executed Note issued in connection with such Disbursement in accordance with Section 2.01(b).

SECTION 5.05. Closing Certificate.

The Borrower shall have furnished OPIC with a certificate of an Authorized Officer, dated the Closing Date, substantially in the form of Exhibit D.

SECTION 5.06. Financial Information and Project Progress.

Not less than ten (10) Business Days before such Closing Date, OPIC shall have received: (a) all Financial Statements, reports, and other information that the Borrower, pursuant to Section 6.06, would otherwise be required to furnish to OPIC on or before such Closing Date; and (b) a report, satisfactory to OPIC in form and substance, setting forth in reasonable detail the progress of the Project, including the items described in Section 6.06(c).

SECTION 5.07. Payment or Reimbursement of Expenses.

All Fees and other amounts due, payable or reimbursable by the Borrower with respect to the Loan on or prior to such Closing Date shall have been paid in full.

SECTION 5.08. Security.

Each Lien created by the Security Documents required to be issued pursuant to Section 6.09) shall be of first priority and shall be enforceable against the Borrower, any Shareholder (where applicable) and third parties (including any holder of a subsequently established Lien). Each of the Security Documents required to be issued pursuant to Section 6.09 shall be in full force and effect and shall have been duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary to make valid and effective the Liens intended to be created thereby and the rights of OPIC thereunder, and OPIC shall have received the legal opinions required to be delivered under Section 6.09. with respect to such Security Documents.

SECTION 5.09. [Reserved]

SECTION 5.10. DSR Requirement.

Except for the first Disbursement, OPIC shall have received evidence that the DSR Account has been funded in an amount equal to the DSR Requirement in accordance with Section 6.10(c).

SECTION 5.11. Independent Engineer Certificate.

OPIC shall have received from the Independent Engineer a certificate in the form of Exhibit X and otherwise in form and substance satisfactory to OPIC.

SECTION 5.12. Funding Arrangements.

Suitable arrangements shall have been made for funding such Disbursement in accordance with the Funding Documents, which funding arrangements and Funding Documents shall be satisfactory to OPIC in form and substance, including without limitation satisfaction by the Borrower of all conditions precedent to the obligations of any other party to the Funding Documents and performance by the Borrower of all other obligations on its part to be performed prior to the making of such Disbursement pursuant to any Transaction Document.

SECTION 5.13. Second Disbursement Equity Contribution

OPIC shall have received evidence satisfactory to it, that (x) the Borrower has received cash equity contributions or proceeds under Sponsor shareholder loans fully subordinated to the Loan on terms satisfactory to OPIC in an aggregate amount at least equal to $10,156,421 (Ten Million One Hundred Fifty Six Thousand Four Hundred Twenty One 00/100 Dollars), assuming USD to ZAR exchange rate of

14.65 as stipulated in the Base Case Financial Model (the “Second Disbursement Equity

Contribution”), and (y) the proceeds of the Second Disbursement Equity Contribution shall have been applied to the payment of Project Costs in accordance with the Project Costs and Financing Plan.

SECTION 5.14. Other Documents.

OPIC shall have received any document required to have been delivered pursuant to Sections 6.03, 6.09 or 6.13 and any such other certificates, opinions, agreements, and documents, and translations of any of the foregoing, each satisfactory to OPIC in form and substance, as it may reasonably request.

SECTION 5.15. Disbursement of Contingency Commitment.

(a)
The Basic Commitment shall have been fully utilized.
(b)
OPIC shall have received an updated Construction Budget, which shall have been approved in accordance with Section 7.13.

(c)
The Disbursement Request delivered pursuant to Section 5.01 shall include certification from the Borrower: (i) in reasonable detail as to the amount by which actual Project Costs incurred or to be incurred have exceeded the projected Project Costs set forth in the Project Costs and Financing Plan and the reasons therefore; and (ii) that the amounts available to be borrowed under the Contingency Commitment are sufficient for the Borrower to achieve Project Completion.

(d)
The Independent Engineer’s certificate delivered pursuant to Section 5.11 shall include a certification from the Independent Engineer that it agrees with the Borrower’s certifications regarding the matters described in Section 5.15(c).
(e)
If requested by OPIC, OPIC shall have received an updated Project Report.

SECTION 5.16. Site.

OPIC shall have received a Certified copy of the Second Disbursement Lease executed by the parties thereto.

SECTION 5.17. Balance of Plant Contract.

OPIC shall have received the Balance of Plant Contract together with the applicable Construction Contract Guarantee, which shall each have been concluded on the terms and conditions set forth in the BOP Term Sheet and otherwise on terms reasonably satisfactory to OPIC and shall have been duly executed by the parties thereto and shall be in full force and effect in accordance with its terms without default. OPIC shall have received a legal opinion with respect to the Balance of Plant Contract from Fasken (incorporated in South Africa as Bell Dewar Inc.), the Borrower’s legal counsel in the Project Country, in form and substance satisfactory to it.

ARTICLE VI AFFIRMATIVE COVENANTS

Unless OPIC otherwise agrees in writing, so long as the Commitment remains outstanding or until all amounts due and to become due hereunder and under the Notes shall have been indefeasibly paid in full, the Borrower agrees as follows:

SECTION 6.01. Project Completion.

The Borrower shall: (a) implement the Project promptly in accordance with the Construction Contracts, the Project Costs and Financing Plan, and Prudent Industry Practices; (b) apply the proceeds of the Loan exclusively to the Project Costs; and (c) use its best efforts to cause Project Completion to be achieved on or prior to March 28, 2022. If the Borrower becomes unable to achieve Project Completion, or becomes unable to meet its other obligations prior to Project Completion, the Borrower shall promptly so notify OPIC.

SECTION 6.02. Company Operations.

(a)
The Borrower shall duly and punctually perform its obligations under each of the Borrower Documents. The Borrower shall conduct its operations in accordance with customary commercial practice and on an arm’s-length basis, with due diligence and efficiency and under the supervision of qualified and experienced management. The Borrower shall repair, replace, and protect each of its assets so that its business and the Project can be conducted properly at all times.

(b)
The Borrower shall maintain and preserve its existence as a limited liability company under the laws of the Republic of South Africa and all rights, privileges and franchises necessary in the normal conduct of its business, and necessary to perform all of its obligations, and exercise all rights, discretion and remedies available to it, under or in connection with all Transaction Documents with due diligence in accordance with Prudent Industry Practices.

SECTION 6.03. Maintenance of Rights and Compliance with Laws.

The Borrower shall: (a) obtain, maintain in full force and effect, and renew all Consents, leases and other rights in land, and franchises necessary for the conduct of its business and the performance of its obligations hereunder and under the other Transaction Documents; (b) conduct its business in compliance with its Charter Documents, the Production Right (including, without limitation, clause 20 thereof) and Consents, and in all material respects with Applicable Laws; and (c) duly pay before they become overdue all Taxes levied or imposed in any jurisdiction upon its property, earnings, or business that, if not paid, could reasonably be expected to be a Material Adverse Effect, and all Indebtedness in a timely manner in accordance with normal business practices and with the terms governing the same, except amounts being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves shall have been set aside in accordance with Accounting Standards. To the extent that any Consent was not obtained by the Borrower prior to the first Disbursement, in accordance with Schedule 4.04, the Borrower shall promptly deliver to OPIC a Certified copy of any Consent obtained after the first Disbursement.

SECTION 6.04. Maintenance of Insurance.

The Borrower shall maintain or cause to be maintained in effect at all times insurance, with respect to the Project, against such risks and hazards, in such amounts, and in such form, as is usually carried by companies of a similar size that are engaged in the same or a similar business and that own similar properties in the same or similar geographic area as the Project. All such insurance shall be maintained with reputable insurance companies and shall, at OPIC’s request, name OPIC as an additional insured and/or loss payee thereunder.

SECTION 6.05. Accounting and Financial Management.

(a)
The Borrower shall: (i) maintain adequate accounting, management information and cost control systems; (ii) prepare its Financial Statements in accordance with Accounting Standards; (iii) engage BDO, or other independent internationally recognized accountants satisfactory to OPIC as its regular independent auditors; (iv) notify OPIC of any change in such accountants and the reason therefor; and (v) instruct such accountants to communicate directly with OPIC regarding the Borrower’s accounts and operations. Without limiting the foregoing, the Borrower shall maintain the systems described in clause (i) and related management and accounting policies and controls that are sufficient to provide reasonable assurances of compliance with applicable Corrupt Practices Laws and the prevention of Prohibited Payments.

(b)
The Borrower shall make arrangements satisfactory to OPIC for overseeing the financial operations of the Borrower, including its cash management, accounting, and financial reporting, and for overseeing the Borrower’s relationship with its lenders and independent accountants, which arrangements shall include employing a chief financial officer to oversee the financial operations of the Borrower.

(c)
The Borrower shall comply with the applicable requirements of: (i) the Anti-Money Laundering Laws; (ii) OFAC Regulations; and (iii) all other applicable export control, anti-boycott and economic sanctions laws of the U.S. and other jurisdictions relating to its business and facilities.

SECTION 6.06. Financial Statements and Other Information.

At its cost, the Borrower shall furnish to OPIC each of the following:

(a)
within forty-five (45) days after the end of each fiscal quarter (including the fourth fiscal quarter) of each Fiscal Year, its unaudited Financial Statements and a comparison between such Financial Statements and the projections for such fiscal quarter furnished pursuant to Section 6.06(e), together with a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit E;

(b)
within ninety (90) days after the end of each Fiscal Year, its audited Financial Statements, together with a certificate by the independent accountants reporting thereon: (i) describing briefly the scope of their examination (which shall include a review of the relevant terms of this Agreement) and certifying whether their examination has disclosed the existence of any Default or Event of Default and, if so, specifying the nature and period of existence thereof; and (ii) demonstrating in reasonable detail the Borrower’s compliance with the financial requirements set forth in Section 6.10 and the basis for such calculations;

(c)
until Project Completion, within forty-five (45) days after the end of each fiscal quarter and as required by Section 5.15, a Certified report (a “Project Report”) setting forth in reasonable detail the progress of the Project, including: (i) expenditure of funds; (ii) estimated future costs; (iii) unexpended funds available to the Borrower; (iv) the progress and percentage of completion of the major phases of Project construction and the total construction work of the Project and any material change or delay to the development and construction of the Project; (v) the acquisition of equipment to be used in connection with the Project; and (vi) such other information with respect to the Project as OPIC may reasonably request from time to time;
(d)
within forty-five (45) days after the end of each fiscal quarter, a Certified report setting forth in reasonable detail all transactions between the Borrower, on the one hand, and a Shareholder or any Affiliate of a Shareholder, on the other hand;
(e)
not later than thirty (30) days prior to the beginning of each Fiscal Year, an annual operating forecast for the Borrower, including its quarterly budget projections for such Fiscal Year, together with a statement of the assumptions on which such forecast is based;

(f)
not later than June 30 of each year, beginning on the first June 30 to occur following the first anniversary of the first Closing Date, the Self-Monitoring Questionnaire;

(g)
within three (3) months of the last Closing Date, a certificate of an Authorized Officer of the Borrower, setting forth in reasonable detail the Project Costs to which the proceeds of the final Disbursement were applied, substantially in the form of Exhibit F;
(h)
copies of all other annual or interim reports and management letters submitted to the Borrower by its independent accountants, and such other information and data with respect to the Borrower’s operations, condition (financial or otherwise), assets, and prospects (including supporting information as to compliance with this Agreement) as OPIC may reasonably request from time to time;

(i)
if Sponsor is not a publicly traded company on the JSE Securities Exchange, JSE Alternative Exchange, or ASX Exchange, within ninety (90) days after the end of each Fiscal Year, a public statement of the amount of taxes and royalties that the Borrower has paid to the Government of the Republic of South Africa during such Fiscal Year; provided that, such public statement will be deemed delivered on the date on which such public statement is posted by or on behalf of the Borrower or Sponsor on an internet or intranet website, if any, to which OPIC has access;

(j)
no later than 45 days prior to any Permitted BBBEE Investment, notify OPIC in writing of such investment and provide such additional information with respect to a proposed BBBEE Investment as OPIC may request;
(k)
promptly but no later than three (3) Business Days after the Borrower’s has actual knowledge, notify OPIC of any downgrade of any Acceptable Bank issuing an Acceptable Letter of Credit pursuant to Section 6.10(c);

(l)
promptly but no later than three Business Days after receipt thereof, any material written notices, reports or information delivered to or received from the parties to the Project Documents (including, without limitation, any notice of termination, suspension, cancellation, default, variation and force majeure); and

(m)
the Borrower shall provide, or cause the Sponsor to provide, to OPIC the annual and quarterly financial statements of the Sponsor in the manner set forth in the Sponsor Guarantee, Pledge and Subordination Agreement.

SECTION 6.07. Access to Records; Inspection; Meetings; Cooperation.

The Borrower shall, upon OPIC’s request, give, or cause to be given, to any representatives of OPIC access during normal business hours to the Site and the Borrower’s business and permit them to: (a) examine, copy, and make extracts from, any and all records and documents in the possession or subject to the control of the Borrower relating to its operations and financial affairs; (b) inspect any of its facilities or properties; and (c) communicate with employees, agents, or contractors of the Borrower who have or may have knowledge of matters with respect to which OPIC seeks information. If a Default or Event of Default shall have occurred and be continuing and if OPIC so requests, the Borrower shall give OPIC not less than fifteen (15) days’ notice of, and shall permit an OPIC representative to attend, as a non-voting observer, each meeting of the Borrower’s members.

SECTION 6.08. Notice of Default and Other Matters.

The Borrower shall notify OPIC immediately of: (a) the occurrence of any Default or Event of Default and any steps the Borrower is taking to remedy such situation; (b) any legal or arbitral proceedings against the Borrower or the Sponsor, as the case may be, involving claims that either individually or in the aggregate at any given time exceed the equivalent of $500,000 or that otherwise could reasonably be expected to be a Material Adverse Effect; (c) any failed easement negotiation which results in (x) arbitration and/or (y) the compulsory granting of an easement over any portion of the Site (any such failed easement negotiation, a “Compulsory Easement Event”); and (d) the occurrence of any other condition or event (including action by any Governmental Authority) that could reasonably be expected to be a Material Adverse Effect and any steps the Borrower or the Sponsor, as the case may be, is taking to remedy such situation.

SECTION 6.09. Security Documents.

(a)
The Borrower, at its own cost, shall take all actions necessary to maintain each of the Security Documents in full force and effect and enforceable in accordance with its terms, including: (i) maintaining all filings and recordations; (ii) paying fees and other charges; (iii) issuing supplemental documentation and continuation statements; (iv) discharging all Liens or other claims adversely affecting the rights of OPIC in the property subject to any Security Document other than Permitted Liens; (v) publishing or otherwise delivering notice to third parties; (vi) delivery of title documents; and (vii) taking all actions necessary to ensure that all after-acquired property of the Borrower is subject to a valid and enforceable, perfected first priority Lien in favor of OPIC within sixty (60) days after the acquisition of such property.
(b)
Without limiting the generality of subsection (a) above, in the event that any Governmental Authority issues or adopts any new Applicable Law relating to the creation, preservation, registration, perfection, protection or enforcement of security interests in assets of the same character as those covered by the Security Documents, or issues any clarifications of any existing Applicable Law relating to the same, the Borrower shall, at its own cost, execute and deliver all such additional amendments, assignments, certificates, instruments, notifications, or other documents and give further assurances and do all such other acts and things as OPIC shall reasonably request or as may be provided for in such new Applicable Law or any clarifications of any existing Applicable Law, to create, preserve, register, perfect, protect or enforce the security interest provided for in the Security Documents. All actions to be performed by the Borrower shall be taken by the Borrower within sixty (60) days after the issuance and applicability of such Applicable Law or clarification to OPIC’s security interest as provided in the preceding sentence (whether by the receipt of notice from OPIC or otherwise).

(c)
[reserved].
(d)
The Borrower shall: (i) register the Special Notarial Bond (Gas Gathering) with respect to the: (a) infield pipelines and trunkline; (b) valves; (c) compressors; and (d) communication system of the Gas Gathering System within ninety (90) days of the issuance of the Taking-Over Certificate (as defined under the EPC Contract (Gas Gathering)) of the Gas Gathering System in accordance with the EPC Contract (Gas Gathering); (ii) register the Special Notarial Bond (Liquefaction Plant) with respect to the:

(i) LNG plant; (ii) helium plant; (iii) loading LNG; and (iv) loading helium included in the Liquefaction Plant within ninety (90) days of the delivery of the last component of the Liquefaction Plant to the Site;

(iii) and provide OPIC with evidence of each such registration with the appropriate Deeds Office in the Project Country no later than three (3) days after such registration.

(e)
The Borrower shall (i) cause the registration of the transfer of the real property identified in the Land Bank Deed of Sale in the name of the Borrower and the registration of the Mortgage Bond to occur no later than December 1, 2019 and (ii) provide OPIC with evidence of such registrations with the appropriate Deeds Office in the Project Country.

(f)
The Borrower shall within sixty (60) days of Project Completion, (i) register the Servitude Security; (ii) and provide OPIC with evidence of such registration with the appropriate Deeds Office in the Project Country.

(f)
The Borrower shall simultaneously with the execution of the Balance of Plant Contract, execute and deliver to OPIC the BOP Contract Cession.

(g)
The Borrower shall, at its cost, deliver (or cause to be delivered) to OPIC legal opinions with respect the Special Notarial Bonds, the Mortgage, the BOP Contract Cession and the Servitude Security issued by Fasken (incorporated in South Africa as Bell Dewar Inc.) and Edward Nathan Sonnenbergs Inc (or such other counsel acceptable to OPIC), in each case, in form and substance satisfactory to OPIC.

(h)
The Borrower and OPIC agree that any Security Document entered into after the DFC Transfer has occurred shall be entered into by the DFC and any forms attached to this Agreement shall be amended accordingly.

SECTION 6.10. Financial Ratios; DSR Requirement.

(a)
The Borrower shall maintain at all times immediately following the date falling 18 months after the date of Project Completion: (i) a ratio of all interest bearing Debt to EBITDA of not more than 3.0 to 1; and (ii) a ratio of Current Assets to Current Liabilities of not less than 1 to 1; and the Borrower shall maintain at all times: (iii) a Reserve Tail Ratio of not less than 25%.
(b)
The Borrower shall maintain at all times immediately following the date falling 18 months after the date of Project Completion: (i) a ratio of Cash Flow for the most recently completed four

(4) consecutive full fiscal quarters, taken as a single accounting period, to Debt Service for the most recently completed four (4) consecutive full fiscal quarters, taken as a single accounting period, of not less than 1.30 to 1; and (ii) a ratio of Cash Flow for the most recently completed four (4) consecutive full fiscal quarters, taken as a single accounting period, to Debt Service for the next succeeding four (4) consecutive full fiscal quarters of not less than 1.3 to 1.

(c)
The Borrower shall ensure that the DSR Account is funded in an amount equal to the DSR Requirement at all times. The Borrower may only fund the DSR Account pursuant to this clause (c) with cash, Permitted Investments which are the subject of a Lien to the satisfaction of OPIC under the Borrower Security Cession or an Acceptable Letter of Credit (or any combination of the foregoing).

SECTION 6.11. Environmental, Health and Safety Compliance.

(a)
The Borrower shall comply with, and shall conduct its business and operations, and maintain its assets, equipment, property, leaseholds, and other facilities in compliance with, the provisions of: (i) the Environmental and Social Requirements; and (ii) all Applicable Laws regarding the environment, health and safety, and social performance. The Borrower shall maintain all required Consents and comply with all Applicable Laws, in each case, relating to: (A) air emissions; (B) discharges to surface water or ground water; (C) noise emissions; (D) solid or liquid waste disposal; (E)

the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes; and (F) other environment, health and safety, and social performance matters.

(b)
The Borrower shall implement and comply at all times with the Environmental and Social Plans. The Borrower shall not amend the Environmental and Social Plans without OPIC’s prior written consent. On or prior to December 31, 2020, the Borrower shall submit to OPIC for its approval, the updated Environmental and Social Plans, which updated plans will ensure the Project’s compliance with the Environmental and Social Requirements.

(c)
The Borrower shall dispose of all solid and hazardous wastes at facilities that are licensed to manage such wastes.

(d)
The Borrower shall treat all sewage to comply with the requirements of Table 1.3.1 on Indicative Values for Treated Sanitary Sewage Discharges in Section 1.3 of IFC’s General EHS Guidelines and IFC’s EHS Guidelines for Water and Sanitation.
(e)
The Borrower shall notify OPIC immediately, and in no event later than twenty-four (24) hours after the Borrower becomes aware, of any accident directly or indirectly caused by the Project, occurring at the Site, or affecting any Worker engaged in their official duties that results in the loss of life or that has, or could reasonably be foreseen to have, a material adverse impact on the environment. The Borrower shall submit to OPIC within thirty (30) days after the occurrence of such event a summary report thereof.

(f)
The Borrower shall immediately, but in any event no later than twenty-four (24) hours after the Borrower becomes aware, through the exercise of reasonable due diligence, notify OPIC in writing of the occurrence of any Major Hazard. Such notice (the “Incident Reporting”) shall specify the nature of the Major Hazard and any effect resulting or likely to result therefrom, and, if such detail is available, the measures that the Borrower is taking or plans to take to address such effects and to prevent any future similar Major Hazard. In any event, not later than thirty (30) days of the occurrence of such Major Hazard, the Borrower shall provide OPIC with a more detailed summary report including a description of the Major Hazard, the measures that the Borrower is taking or has taken to address such Major Hazard, and the Borrower’s plans to prevent any future similar Major Hazard. The Borrower shall keep OPIC informed of the on-going implementation of those measures and plans.
(g)
On or prior to the date that is eighteen (18) months from the date of this Agreement and on an annual basis thereafter, the Borrower shall submit to OPIC an annual monitoring report (“Annual Monitoring Report”) that demonstrates compliance with the Environmental and Social Requirements and the other provisions of this Section 6.11.
(h)
The Borrower shall require each Project Contractor, with respect to itself and any of its Project Subcontractors, to comply with the foregoing requirements of this Section 6.11.

(i)
In the event that information concerning a Policy Non-Compliance with the Environmental and Social Requirements set forth in this Section 6.11 comes to the attention of a responsible officer of the Borrower, the Borrower shall give prompt notice thereof to OPIC by email to eia@opic.gov and copied to notices@opic.gov. The Borrower shall use all reasonable efforts, including remediation, to cure or to cause the relevant Project Contractor or Project Subcontractor to cure, or prevent the recurrence of, any such Policy Non-Compliance.
(j)
All plans and procedures and notices and reports required under Section 4.15 and this Section 6.11 shall be delivered electronically. The electronic version should be sent to eia@opic.gov and copied to notices@opic.gov.

SECTION 6.12. Worker Rights.

(a)
The Borrower shall:
(i)
not take any actions to prevent Workers from lawfully exercising their right of association and their right to organize and bargain collectively, or take any actions, or otherwise interfere with, coerce, or penalize, on the basis of the right of association or on the basis of organization and collective bargaining activities or membership, that may result in any form of retaliation, including, but not limited to, the termination, suspension, demotion, blacklisting, or transfer of any Worker by the Borrower, or by an officer, agent, or representative thereof;

(ii)
observe Applicable Laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety;
(iii)
not use forced or compulsory labor, including, but not limited to any form of slavery or bonded labor;

(iv)
explain, document, and make available in writing and orally to each Worker, information regarding all of their working conditions and terms of employment, including their entitlement to wages and any benefits and the Worker Rights Requirements, prior to the later of (A) thirty (30) days after the date hereof or (B) each Worker commencing work;

(v)
not employ persons, formally or informally, under the age of eighteen (18) for any work that is economically exploitative, is likely to be hazardous or to interfere with the person’s education, or likely to be harmful to the person’s health or physical, mental, spiritual, moral, or social development;

(vi)
not make employment decisions or discriminate with respect to aspects of the employment relationship on the basis of personal characteristics unrelated to inherent job requirements, including gender, race, religion, nationality, political opinion, or social or ethnic origin;
(vii)
operate the Project in accordance with the IFC’s 2012 Performance Standards and OPIC’s Environmental and Social Policy Statement;

(viii)
pay all wages, including all legally-mandated bonus pay and premium pay for overtime work, in full, in legal tender, and in a timely fashion, to Workers except when Workers have agreed otherwise;

(b)
The Borrower shall require each Project Contractor, with respect to itself and any of its Project Subcontractors, to comply with the foregoing requirements in Section 6.12(a); provided, that if any Applicable Law, or collective bargaining agreement, imposes a requirement that is more protective of worker rights than any of the foregoing requirements, the Borrower shall, and shall cause the Project Contractor(s) and Project Subcontractor(s) to, observe such Applicable Law or collective bargaining agreement (the requirements set forth in this Section 6.12(a), collectively, the “Worker Rights Requirements”).
(c)
In the event that information concerning a Policy Non-Compliance with the Worker Rights Requirements comes to the attention of a responsible officer of the Borrower, the Borrower shall give prompt written notice thereof to OPIC’s Director of Social Assessment by email to the following address: labor@opic.gov. The Borrower shall use all reasonable efforts, including remediation, to cure or to cause the relevant Project Contractor or Project Subcontractor to cure, or prevent the recurrence of, any Worker Rights Non-Compliance.

(c) Notwithstanding the foregoing, the Borrower shall not be responsible for any Policy Non-Compliance with the Worker Rights Requirements resulting from the actions of a government.

SECTION 6.13. Additional Project Documents.

(a)
The Borrower and EPCM Bonisana Proprietary Limited shall enter into the Balance of Plant Contract and the Borrower shall cause the related Construction Contract Guarantees to be issued, in each case, by no later than the earlier to occur of (i) the second Closing Date or (ii) March 31, 2020 on the terms and conditions set forth in the BOP Term Sheet and otherwise on terms reasonably satisfactory to OPIC.

(b)
The Borrower shall enter into the Second Disbursement Lease by no later than the earlier to occur of: (i) the second Closing Date; or (ii) March 31, 2020 on terms and conditions reasonably satisfactory to OPIC.

(b) The Borrower shall promptly deliver to OPIC a Certified copy of any other Project Document entered into after the first Closing Date, or any amendment to any Project Document pursuant to Section

7.03 which Project Document or amendment shall be in form and substance satisfactory to OPIC.

SECTION 6.14 Liquefaction Plant Intellectual Property

The Borrower shall procure, preserve and maintain all Intellectual Property owned or licensed by it necessary for the operation of the Liquefaction Plant.

SECTION 6.15 Operating License

The Borrower shall: (i) apply to the National Energy Regulator for South Africa (“NERSA”) for the issuance of an operating license pursuant to Section 15(1)(b) of the Gas Act 48 of 2002 (as amended) for the operation of the Liquefaction Plant; and (ii) obtain such operating license prior to the commencement of operations of the Liquefaction Plant or March 31, 2021, whichever occurs first, unless the Borrower can demonstrate to OPIC’s satisfaction prior to commencement of operations of the Liquefaction Plant or March 31, 2021, as applicable, that the Borrower does not require an operating license under the Gas Act for the operation of the Liquefaction Plant.

SECTION 6.16 Re-zoning Property

(a)
The Borrower shall, as soon as reasonably practicable, but in any event no later than ninety days after the date the Borrower has become the registered owner of the Re-Zoning Property, submit an application to the Municipality of Matjhabeng for a change in the permitted land use of the Re-Zoning Property (or the relevant part thereof), pursuant to applicable laws and by laws, to allow the operation of the Project (which for the avoidance of doubt, includes the construction, connection and operation of the

Liquefaction Plant) on the Re-Zoning Property. The Borrower shall use its best efforts to obtain written approval of such change in land use in the form of a municipal resolution and a zoning certificate issued by The Municipality of Matjhabeng and deliver that resolution and certificate to OPIC by no later than the earlier to occur of (i) commencement of construction of the Liquefaction Plant on the Re-zoning Property or (ii) September 1, 2020.

(b)
Commencing on January 15, 2020 and for so long as the Municipality of Matjhabeng has not issued the written resolution and zoning certificate provided under clause (a) above, the Borrower shall issue to OPIC monthly reports on the 15th of each calendar month setting forth (i) the Borrower’s plan and methodology for achieving the delivery to OPIC of such resolution and zoning certificate (or any changes thereto since the most recent certificate delivered hereunder), (ii) a description of the Borrower’s efforts undertaken since the most recent report delivered hereunder (or, in the case of the first report delivered hereunder, since the date of this Agreement) and (iii) a description of the actions the Borrower intends to take during the next succeeding month in exercising its best efforts to obtain such resolutions and zoning certificate. Each monthly report shall include a representation from the Borrower that it has not received any communication (written or oral) from the Municipality of Matjhabeng or any other relevant authority indicating that the municipal resolution and zoning certificate described in clause (a) above will not be issued in a timely manner.
(c)
In the event the Borrower is unable to obtain the municipal resolution and certificate by the date provided in clause (a) above, the Borrower shall continue to use its best efforts to obtain such resolution and certificate at the earliest opportunity and provide OPIC with the monthly reports under clause (b) above.

ARTICLE VII NEGATIVE COVENANTS

Unless OPIC otherwise agrees in writing, so long as the Commitment remains outstanding or until all amounts due and to become due hereunder and under the Notes shall have been indefeasibly paid in full, the Borrower agrees as follows:

SECTION 7.01. Liens.

The Borrower shall not, directly or indirectly, create, assume, or otherwise permit to exist any Lien on any of its assets, whether now owned or hereafter acquired, or in any proceeds or income therefrom, except for the following Liens (collectively, the “Permitted Liens”):

(a)
the Liens created under the Security Documents or pursuant to any other Financing Documents; and
(b)
tax, mechanic’s, worker’s or other like Liens arising by operation of law securing obligations incurred in the ordinary course of business that are not yet overdue or that are being contested or litigated in good faith and for which adequate reserves have been made in accordance with Accounting Standards;

(c)
the Liens listed on Schedule 7.01;
(d)
any Liens securing Indebtedness in favor of a lessor permitted under clause (e) of Section 7.02; and
(e)
subject to OPIC’s prior consent under Section 7.12 and subject to Section 7.15, Liens securing Phase II Indebtedness.

SECTION 7.02. Indebtedness.

The Borrower shall not incur, assume, guarantee, or permit to exist, or otherwise become liable for Indebtedness except the following Indebtedness:

(a)
the Loan;

(b)
Indebtedness incurred under the Molopo Loan as in effect on the date of this Agreement;
(c)
Indebtedness fully subordinated to the Loan on terms satisfactory to OPIC;

(d)
current liabilities in the form of trade and other payables incurred by the Borrower in the ordinary course of business on short term tenors not exceeding 120 days;
(e)
capitalized lease liabilities for equipment (including vehicles) required for the day to day operation of the business subject to a limit of $250,000 per item of equipment and an aggregate limit of

$2,000,000;

(f)
Indebtedness listed on Schedule 7.02;
(g)
any Indebtedness incurred, assumed or guaranteed, by the Borrower in the ordinary course of the Borrower’s business provided that such Indebtedness (including for the avoidance of doubt any Indebtedness incurred in connection with a Permitted BBBEE Investment) does not exceed $500,000 in the aggregate and is subordinated to the Loan on terms and conditions satisfactory to OPIC;
(h)
Indebtedness consisting of rent or similar payments contemplated by the Land Use Agreements; and

(i)
subject to OPIC’s prior consent pursuant to Section 7.12 and subject to Section 7.15, any Phase II Indebtedness.

SECTION 7.03. No Alteration or Assignment of Agreements.

The Borrower shall not terminate, amend, grant any waiver of, suspend or assign any of the respective duties or obligations under, any provision of any Borrower Document (other than (i) amendments or waivers, either to correct manifest error or which are of a stylistic, minor, or purely technical nature and do not change materially any Person’s rights or obligations; provided, that the Borrower shall promptly give OPIC notice, and provide OPIC with a copy, of such amendment or waiver or (ii) any suspension permitted by the immediately succeeding sentence). Borrower shall not issue any notice of suspension under a Project Contract without OPIC’s consent, provided that the Borrower may issue a notice of suspension without OPIC’s prior consent if required to address any health and safety or other regulatory requirement and such suspension does not exceed 30 days, provided, further that Borrower shall promptly (and in any event no later than three (3) Business Days after the issuance of such notice of suspension) provide OPIC with copy of any notice of suspension issued hereunder. In addition, the Borrower shall not enter into any additional Project Documents exceeding a value of $500,000, without OPIC’s prior written consent.

SECTION 7.04. Restricted Payments and Shareholder Payments.

The Borrower shall not make, or incur any obligation to make, any Restricted Payment or any Shareholder Payment; provided, however, that after (a) Project Completion and (b) the Borrower has paid at least one (1) Principal Installment, the Borrower may make Restricted Payments and Shareholder Payments on a Restricted Payment Date if, but only if, after giving effect to each such Restricted Payment or Shareholder Payment, (i) no Default or Event of Default shall have occurred and be continuing or will occur as a result of such Restricted Payment or Shareholder Payment, and (ii) the Borrower shall be in compliance with the financial ratios set forth in Section 6.10. For the avoidance of doubt, the ratios in Section 6.10(a)(i), Section 6.10(a)(ii) and Section 6.10(b) shall also be met notwithstanding the 18 months provided for after Project Completion.

SECTION 7.05. Conduct of Business with Affiliates.

The Borrower shall not conduct any business with or enter into any business transaction involving any Shareholder or any Affiliate of a Shareholder, except on an arm’s-length basis and subject to the reporting requirement set forth in Section 6.06(d).

SECTION 7.06. No Sale of Assets; Mergers.

The Borrower shall not:

(a)
sell, assign, convey, lease, or otherwise dispose of its assets with an aggregate value equal to or greater than $250,000, except for the replacement of a capital asset with a capital asset of equal or greater value and the disposition of assets in the ordinary course of business or worn out, obsolete, uneconomic, or surplus property;

(b)
dissolve, liquidate, or otherwise cease to do business; or
(c)
merge or consolidate with any Person.

SECTION 7.07. Lease Obligations.

The Borrower shall not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, if the annual rental payable under such lease, when aggregated with the annual rentals payable under all other leases already entered into by the Borrower, would exceed

$2,000,000 or its equivalent in any Fiscal Year.

SECTION 7.08. Ordinary Conduct of Business.

The Borrower shall not:

(a)
engage in any business other than the business engaged in on the date of this Agreement, the Project and, subject to Section 7.12, the Phase II Expansion;
(b)
change the Project or the Site;

(c)
change its Charter Documents (other than for amendments or modifications, either to correct manifest error or which are of a stylistic, minor, or purely technical nature and do not change the Charter Documents in any material respect; provided, that the Borrower shall promptly give OPIC notice, and provide OPIC with a copy, of such amendment or modification);
(d)
change its name or take any action that might adversely affect the Liens created by the Security Documents;

(e)
enter into any partnership, profit-sharing or royalty agreement, or other similar arrangement whereby the Borrower’s income or profits are, or might be, shared with any other Person;

(f)
except for any Permitted BBBEE Investment (i) create any subsidiaries, (ii) acquire by purchase or otherwise any of the shares of capital stock, other equity interests, or assets of another Person, or (iii) make or permit to exist any loans or advances to, or assume, guarantee, endorse, or otherwise become directly or contingently liable for, any obligation or Indebtedness of, any Person other than the endorsement of negotiable instruments for collection in the ordinary course of business and the prudent investment of idle surplus funds in readily marketable Dollar-denominated debt securities;
(g)
fail to maintain its corporate existence and its right to carry on its operations; or

(h)
except as set forth on Schedule 3.01(v) adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Employee Benefit Plan, Guaranteed Pension Plan, or Multiemployer Plan or incur any liability to provide post-retirement welfare benefits, except such liability to provide post-retirement welfare benefits as may be required by Applicable Law or other non-material post-retirement welfare benefits without OPIC’s consent.

SECTION 7.09. OFAC Compliance.

(a)
None of the Borrower, the Borrower’s directors, members of senior management, or the Shareholders shall be a Person included in any OFAC List or otherwise subject to sanctions under OFAC Regulations.

(b)
The Borrower shall not, and shall ensure that none of its directors, officers, employees, Affiliates, agents, or Persons acting on its behalf (including any Person that has received a Permitted BBBEE Investment) will, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of proceeds of the Loan to fund any trade, business, or other activities (i) involving or for the benefit of any Person included in any OFAC List or otherwise subject to sanctions under OFAC Regulations, or (ii) that could result in any Person (including OPIC) being in breach of OFAC Regulations, becoming included in any OFAC List, or otherwise becoming subject to sanctions under OFAC Regulations.

SECTION 7.10. Prohibited Payments.

(a)
Neither the Borrower nor any Person acting on behalf of the Borrower (including any Person that has received a Permitted BBBEE Investment) shall make any Prohibited Payment.

(b)
The Borrower shall not use the proceeds of the Loan to directly or indirectly pay for any activity designed to support or defeat the enactment of legislation, appropriations or regulations proposed or pending before any legislative body other than technical or factual presentations related to the Borrower’s business or the Project in response to a documented request made by a member of that legislative body.

SECTION 7.11. Inverted Domestic Corporation

The Borrower shall not become an Inverted Domestic Corporation or a Subsidiary Of An Inverted Domestic Corporation.

SECTION 7.12. Phase II Expansion

The Borrower shall not undertake the Phase II Expansion or incur any Indebtedness (including any Liens) with respect to the Phase II Expansion without OPIC’s prior written consent.

SECTION 7.13 Construction Budget

The Borrower shall not amend the Construction Budget to increase expenditures for the Project unless the remaining unfunded Commitment (including the Contingency Commitment), if fully utilized, would, in OPIC’s judgment (in consultation with the Independent Engineer), be sufficient to achieve Project Completion.

SECTION 7.14 Project; Site.

The Borrower shall not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, any portion of the Site or the Project, other than in accordance with the Transaction Documents.

SECTION 7.15 Prepayment of Phase II Indebtedness

The Borrower shall not make or permit to be made on its behalf any prepayment of any Phase II Indebtedness unless the Borrower shall have made a contemporaneous pro rata voluntary prepayment of the Loan pursuant to Section 2.04.

ARTICLE VIII DEFAULTS AND REMEDIES

SECTION 8.01. Events of Default.

Each of the following events or circumstances shall constitute an “Event of Default”:

(a)
Payment Default. The Borrower fails to pay when due any amount payable to OPIC pursuant to this Agreement, any Note, or any other Financing Document.

(b)
Cross-Default. (i) The Borrower fails to pay any amount due on any of its Indebtedness (including principal, interest and any premium or fee thereon, but excluding Indebtedness evidenced by this Agreement and the Notes) aggregating $500,000 or more (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure is continuing beyond the applicable cure period, if any; (ii) a default occurs under any agreement or instrument evidencing, or under which the Borrower has outstanding at the time, any such Indebtedness exceeding $500,000 or more and such default is continuing beyond the applicable cure period, if any, if the effect of such default is to accelerate or to permit the acceleration of the maturity of such Indebtedness; or (iii) any such Indebtedness set forth in clause (i) or (ii) above shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof as a result of a default or other similar adverse event.
(c)
Representation Default. Any representation or warranty made or deemed made by or on behalf of the Borrower or any Shareholder in any Financing Document, or in any report, certificate, financial statement, or other document furnished pursuant to any such Financing Document, proves to have been incorrect in any material respect when made or deemed made.

(d)
Covenant Default. Except as provided in Section 8.01(e), the Borrower fails to comply with any covenant or provision set forth in Sections 6.08, 6.09, 6.10, 6.11, or 6.12 or Article VII.
(e)
Policy Non-Compliance. The Borrower fails to cause the relevant Project Contractor or Project Subcontractor to cure, or prevent the recurrence of, any Policy Non-Compliance caused by the Project Contractor or Project Subcontractor and such failure continues for ninety (90) days after the first occurrence of such Policy Non-Compliance; provided, that there shall be no cure period for any Policy Non-Compliance if OPIC determines, in its sole discretion, that there is an imminent risk of a Major Hazard.

(f)
Production Right. The Production Right lapses, is cancelled, terminated or suspended (unless such suspension is rescinded within thirty (30) days) or the Borrower has voluntarily abandoned or voluntarily relinquished the Production Area (as defined in the Production Right).
(g)
Approvals Default. Any Consent (other than the Production Right) necessary for the execution, delivery, or performance of any Transaction Document or for the validity or enforceability of any of the Borrower’s or any Shareholder’s obligations under any of the Transaction Documents is not effected or given or is withdrawn or ceases to remain in full force and effect and is not reinstated within thirty (30) days.

(h)
Obligation Default. (i) The Borrower fails to comply with or perform any agreement or covenant contained herein or any other Financing Document other than those referred to in Sections 8.01(a), (b), (c), (d), (e) or (g) above and such failure continues for thirty (30) days after the occurrence thereof, or (ii) the Sponsor fails to comply with or perform any agreement or covenant contained in the Sponsor Guarantee, Pledge and Subordination Agreement or any other Financing Document to which it is a party other than those referred to in Sections 8.01(c), (j), (l), (n), (o), (p), (t) or (x) and such failure continues for the shorter of (i) the applicable cure period (if any) or (ii) thirty (30) days after the occurrence thereof.

(i)
Financing Agreement Repudiation. Any Financing Document at any time for any reason

(i) ceases to be in full force and effect, (ii) is declared to be void or is repudiated, (iii) is suspended or revoked, or terminated, (iv) the validity or enforceability thereof is at any time contested by the Borrower, any Shareholder or any other counter-party or (v) ceases to give or provide the respective rights, titles, remedies, powers, or privileges intended to be created thereby.

(j)
Project Documents Repudiation. Any Project Document at any time for any reason: (i) ceases to be in full force and effect; (ii) is declared to be void or is repudiated; (iii) is suspended or revoked, or terminated (other than upon expiration in accordance with its terms when fully performed or any suspension expressly provided in the Project Document not exceeding thirty (30) days); (iv) the validity or enforceability thereof is at any time contested by the Borrower, any Shareholder or any other counter-party; or (v) ceases to give or provide the respective rights, titles, remedies, powers, or privileges intended to be created thereby, provided, further, that such occurrence shall not constitute an Event of Default if an agreement replacing, renewing or reinstating such Project Document, in form and substance and with a counterparty, reasonably satisfactory to OPIC, is entered into within sixty (60) days thereof and, in the case of the Project Documents (other than the Construction Contracts and the Construction

Contract Guarantees), such occurrence could not reasonably be expected to have a Material Adverse Effect.

(k)
Security Default. (i) Any Security Document, once executed, ceases at any time for any reason to provide the Liens, rights, titles, interests, remedies, powers or privileges created thereby; (ii) any Lien created in any portion of the collateral pledged pursuant to the Security Documents shall cease to be effective or fail to have the priority originally created under the Security Documents; (iii) the validity of the Security Documents or the applicability thereof to the obligations of the Borrower hereunder or any part thereof, shall be disaffirmed by or on behalf of the Borrower or, where applicable, a Shareholder; or

(iv) OPIC’s security interest or other rights in any portion of the collateral pledged pursuant to the Security Documents shall terminate in any manner other than that contemplated by the Financing Documents.

(l)
Project Document Default. (i) The Borrower, any Shareholder, or any counterparty fails to comply with or perform any of its material obligations or undertakings set forth in any Project Document (other than the Construction Contracts and the Construction Contract Guarantees) and such failure continues beyond the applicable cure period (or, if no such period is specified, thirty (30) days), provided, that such failure shall not constitute an Event of Default if such failure could not reasonably be expected to have a Material Adverse Effect, and, in the case of the Borrower, does not consist principally of the failure to pay money; (ii) the Borrower fails to comply with or perform any of its material obligations or undertakings set forth in any Construction Contract and such failure continues beyond the applicable cure period (or, if no such period is specified, thirty (30) days) provided, that, if (v) such failure does not consist principally of the failure to pay money and cannot be cured within such period,

(w) such failure is susceptible of cure within such cure period plus sixty (60) days, (x) such Borrower is proceeding with diligence and in good faith to cure such failure, (y) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (z) OPIC shall have received an officer's certificate signed by an Authorized Officer to the effect of clauses (v), (w), (x) and (y) above and stating what action such Borrower is taking to cure such failure, then such cure period shall be extended to such date, not to exceed a total of sixty (60) days after the original cure period, as shall be necessary for such Borrower diligently to cure such failure; (iii) a counterparty to a Construction Contract or a Construction Contract Guarantee fails to comply with or perform any of its material obligations or undertakings set forth in any Construction Contract or Construction Contract Guarantee and such failure continues beyond the applicable cure period (or, if no such period is specified, thirty (30) days) (the last day of the relevant period the “End Date”), provided, that such occurrence shall not constitute an Event of Default if an agreement replacing such Construction Contract to which such counterparty is a party, in form and substance, and with a counterparty, reasonably satisfactory to OPIC, is entered into within sixty (60) days from the End Date.

(m)
Expropriation Default. Any Governmental Authority condemns, nationalizes, seizes, or otherwise expropriates any substantial portion of the assets or the capital stock of the Borrower or takes any action that would prevent the Borrower from carrying on any material part of its business or operations or assumes control of that property or other assets or of the business or operations of the Borrower or of its share capital, or takes any action for the dissolution or disestablishment of the Borrower or any action that would prevent the Borrower or its officers from carrying on all or any part of its business or operations. Any of the Borrower's rights under any governmental authorisation necessary for the implementation and operation of the Project are forfeited, suspended or otherwise abrogated by any Governmental Authority.

(n)
Voluntary Bankruptcy Default. The Borrower, the Sponsor, or so long as it has any outstanding obligations and unperformed obligations under the Construction Contracts or the Construction Contract Guarantees, any party to the Construction Contracts or the Construction Contract

Guarantees (or any successor thereto): (i) applies for, or consents to the appointment of, a receiver, trustee, custodian, intervenor, business rescue practitioner or liquidator of itself or of all or a substantial part of its assets; (ii) files a voluntary petition in bankruptcy, admits in writing that it is unable to pay its debts as they become due, or generally fails to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) files a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, or insolvency laws;

(v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization, business rescue proceedings or insolvency proceeding where such action or failure to act will result in a determination of bankruptcy or insolvency against it; or (vi) takes any corporate action to authorize any of the foregoing.

(o)
Involuntary Bankruptcy Default. Without its application, approval, or consent, a proceeding is instituted in any court of competent jurisdiction or by or before any government or governmental agency of competent jurisdiction, seeking in respect of the Borrower, Sponsor, or, so long as it has any outstanding obligations and unperformed obligations under the Construction Contracts or the Construction Contract Guarantees, any party to the Construction Contracts or the Construction Contract Guarantees: adjudication in bankruptcy, business rescue proceedings, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of Indebtedness, the appointment of a trustee, receiver, liquidator, or the like of it or of all or any substantial part of its property or assets, or other like relief in respect of it under any bankruptcy, business rescue proceedings, reorganization, or insolvency law; and, if such proceeding is being contested by it in good faith, the same continues undismissed for a period of sixty (60) days.

(p)
Judgment Default. A final judgment or litigation settlement for the payment of money in an aggregate amount in excess of $500,000 or its equivalent in another currency is rendered against, or entered into by, the Borrower or the Sponsor, and such judgment is not satisfied or discharged within sixty (60) days of entry.
(q)
Material Adverse Effect Default. Any event, development or circumstance shall have occurred that, in the reasonable judgment of OPIC, could reasonably be expected to have a Material Adverse Effect.

(r)
Political Violence Default. Any acts of war (whether declared or undeclared), revolution, insurrection, civil war, strife of a lesser degree, terrorism, or sabotage occur that cause the destruction, disappearance or physical damage of a substantial portion of the assets of the Borrower or prevent the Borrower from carrying on any material part of its business or operations.

(s)
U.S. Connections Default. At any time prior to the Project Completion Date, the Linde Helium Agreement shall cease to be in full force and effect, unless the Borrower replaces the Linde Helium Agreement within one hundred and twenty (120) thereafter with a replacement Offtake Agreement in form and substance satisfactory to OPIC in OPIC’s sole discretion (including with respect to the counterparty).

(t)
Change of Ownership Default. Any Change of Ownership shall have occurred.

(u)
Change of Control Default. The Sponsor ceases to retain management control of the Borrower.
(v)
Key Man Default. Stefano Marani and Nick Mitchell cease to retain management control of the Borrower at any time prior to the second anniversary of the last day of the Grace Period.
(w)
Right to Site Default. Except pursuant to the Security Documents, the Borrower ceases to have the right to possess and use, or shall be prevented from possessing or using, the Site or any material portion thereof for the purpose of owning, constructing, maintaining and operating the Project in the manner contemplated by the Transaction Documents, and such loss of right is or could reasonably be expected to be a Material Adverse Effect.

(x)
Abandonment Default. The Borrower voluntarily ceases to use the Site for the Project in the manner contemplated in the Transaction Documents or voluntarily suspends all or substantially all of its activities in connection with the Project for a period of thirty (30) or more consecutive days.

(y)
Financial Distress Default. The Borrower or Sponsor becomes “financially distressed” as contemplated by Chapter 6 of the South African Companies Act, 2008.
(z)
Re-zoning Default. (i) the Municipality of Matjhabeng has not issued the municipal resolution and zoning certificate identified in Section 6.16 by June 1, 2023 or (ii) any court of law or other relevant authority orders that the construction, location or operation of the Project on the Re-zoning Property must be halted, suspended or terminated.

SECTION 8.02. Remedies upon Event of Default.

(a)
Except as otherwise provided in Section 8.02(b), if any Event of Default has occurred and is continuing, OPIC may at any time do any one or more of the following: (i) suspend or terminate the Commitment; (ii) declare, by written demand for payment, any portion or all of the Loan to be due and payable, whereupon such portion or all of the Loan, together with interest accrued thereon and all other amounts due under the Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives; or (iii) without notice of default or demand, proceed to protect and enforce its rights and remedies by appropriate proceedings or actions, whether for damages or the specific performance of any provision of any Financing Document, or in aid of the exercise of any power granted in any Financing Document, or by law, or may proceed to enforce the payment of any Note. In addition, upon the occurrence of an Event of Default referred to in Section 8.01(e), OPIC may require the Borrower to terminate, or cause the relevant Project Contractor to terminate, such Project Contractor’s or Project Subcontractor’s Project Contract, as the case may be.

(b)
Upon the occurrence of an Event of Default referred to in Sections 8.01(m) or (n), (i) the Commitment shall automatically terminate, and (ii) the Loan, together with interest accrued thereon and all other amounts due under the Financing Documents, shall immediately mature and become due and payable, without any presentment, demand, diligence, protest, notice of acceleration, or other notice or action of any kind, all of which the Borrower hereby expressly waives.

SECTION 8.03. Jurisdiction and Consent to Suit; Waivers.

The Borrower hereby irrevocably and unconditionally:

(a)
submits for itself and its property in any legal action or proceeding relating to this Agreement and any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in the County of New York, the courts of the United States of America for the Southern District of New York, and the courts of any other jurisdiction where it or any of its property may be found and appellate courts from any thereof;
(b)
(i) consents that any such action or proceeding may be brought in such courts, (ii) waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (iii) waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced by OPIC relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement, whether or not commenced earlier; and (iv) to the fullest extent permitted by Applicable Law, agrees to take all measures necessary for any action or proceeding commenced by OPIC to proceed to judgment prior to the entry of judgment in any action or proceeding commenced by the Borrower;

(c)
agrees to irrevocably designate and appoint an agent satisfactory to OPIC for service of process in the County of New York, New York under this Agreement and any other Financing Document governed by the laws of the State of New York, with respect to any action or proceeding in New York, as its authorized agent to receive, accept, and confirm receipt of, on its behalf, service of process in any such proceeding, and shall provide OPIC with evidence of the prepayment in full of the fees of such agent until six (6) months after the Loan Maturity Date. The Borrower agrees that service of process, writ, judgment, or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. The Borrower shall maintain such appointment (or that of a successor satisfactory to OPIC) continuously in effect at all times while the Borrower is obligated under this Agreement or any Note. Nothing herein shall affect OPIC’s right to serve process in any other manner permitted by Applicable Law;
(d)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Applicable Law or shall limit the right to sue in any other jurisdiction; and

(e)
agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction with or without the U.S. by suit on the judgment or otherwise as provided by law, a Certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Borrower’s obligation.

SECTION 8.04. Judgment Currency.

This is an international loan transaction in which the specification of Dollars is of the essence and such currency shall be the currency of account in all events. The payment obligations of the Borrower to OPIC under any Financing Document shall only be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent of the amount in Dollars received by OPIC (after any premium and costs of exchange) on the prompt conversion to Dollars in the U.S. of the amount so paid in another currency under normal banking procedures. In the event that any payment by the Borrower in another currency, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of the amount of Dollars then due at the place such amount is due, OPIC shall be entitled to demand immediate payment of and shall have a separate cause of action against the Borrower for the additional amount necessary to yield the amount of Dollars then due. In the event that OPIC upon the conversion of a payment in another currency into Dollars receives an amount greater than that to which it was entitled, the Borrower shall be entitled to prompt reimbursement of the excess amount.

SECTION 8.05. No Immunity.

The Borrower represents and warrants that it is subject to civil and commercial law with respect to its obligations under each of the Borrower Documents, that the making and performance of such Borrower Documents and the borrowings by the Borrower pursuant hereto constitute private and commercial acts rather than governmental or public acts, and that neither the Borrower nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment, or from any other legal process with respect to its obligations under such Borrower Documents. To the extent that the Borrower may hereafter be entitled, in any jurisdiction in which judicial or arbitral proceedings may at any time be commenced with respect to any Borrower Document, to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Borrower such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Foreign Sovereign Immunities Act of 1976.

ARTICLE IX MISCELLANEOUS

SECTION 9.01. Notices

(a)
Except in the case of notices and other communications expressly required to be provided in accordance with Section 6.11 and Section 6.12, each notice, demand, or other communication relating to this Agreement shall be in writing and shall be delivered by hand or overnight courier service or delivered by e-mail as follows:

To the Borrower:

Tetra 4 Propriety Limited

1 Bompas Road Dunkeld West Johannesburg, 2196

Attn.: Stefano Marani and Nick Mitchell

E-mail: stefano@renergen.za and nick@renergen.za Phone: +27 10 045 6000

To OPIC:

Overseas Private Investment Corporation 1100 New York Avenue, N.W. Washington, D.C. 20527

United States of America

Attn.: Vice President, Structured Finance & Insurance

And attn.: Managing Director, Portfolio Management Division E-mail: notices@opic.gov

Re: Tetra4 (South Africa) Loan No.: OPIC/9000083212

(b)
Notices, demands or other communications sent by hand or overnight courier services, shall be deemed to have been duly given when sent. Notices, demands or other communications delivered through electronic communications to the extent provided in Section 9.01(c), shall be deemed to have been given as provided therein. Any party hereto may change its address for notices, demands and other communications hereunder by notice to the other parties hereto. No notice, demand or other communication to OPIC, including notices or other communications delivered pursuant to Section 6.11 or Section 6.12, shall be effective unless such notice, demand or other communication includes Project Name: Tetra 4 (South Africa), Project Number: OPIC/9000083212, and, prior to the first Disbursement, attention to Vice President, Structured Finance & Insurance and, subsequent to the first Disbursement, attention to Managing Director, Portfolio Management Division.

(c)
Notices, demands and other communications sent to the e-mail address of the addressee set forth in Section 9.01(a) or, if delivered pursuant to Section 6.11 or Section 6.12 to the e-mail address set forth therein, shall be deemed to have been given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function (as available), return or reply e-mail or other written acknowledgement).

SECTION 9.02. English Language.

All documents to be furnished or communications made under each of the Financing Documents shall be in English or, if in another language, shall be accompanied by a Certified translation into English, which translation shall govern between the Borrower and OPIC.

SECTION 9.03. GOVERNING LAW.

THIS AGREEMENT AND THE NOTES AND ANY CLAIM, CONTROVERSY, DISPUTE, OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

SECTION 9.04. Succession and Assignment; Benefit; Transfer to DFC.

(a)
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto (including, with respect to OPIC, the DFC as the successor and assign of OPIC in accordance with Section 9.04(c) and the DFC Transfer Notice referenced therein); provided, however, that the Borrower shall not, without the prior written consent of OPIC, assign or delegate all or any part of its interest herein or obligations hereunder; it being expressly understood that no consent shall be required for any assignment by OPIC of any of its rights or obligations hereunder including the DFC Transfer.

(b)
This Agreement is for the sole benefit of the Borrower and OPIC, and no other Person (other than the Indemnified Persons and permitted successors or assigns of the parties hereto) shall be a direct or indirect beneficiary of, be entitled to rely hereon, or have any direct or indirect cause of action or claim in connection with this Agreement or any of the Transaction Documents.

(c)
OPIC will assign and transfer all of its functions, personnel, assets and liabilities, including all of its rights, duties and obligations under this Agreement and the Transaction Documents, to the United States International Development Finance Corporation, an agency of the United States of America (the “DFC”), on or about October 1, 2019 pursuant to Sec 1463 of the Build Act (the “DFC Transfer”), after which OPIC will terminate in accordance with Sec. 1464 of the Build Act. OPIC or the DFC will deliver notice of the DFC Transfer to the Borrower (such notice the “DFC Transfer Notice”). The Borrower shall (i) make all payments in accordance with the wire transfer instructions set forth in DFC Transfer Notice, and (ii) deliver all notices, demands or other communications in respect of this Agreement in accordance with any change of address set forth in the DFC Transfer Notice.

SECTION 9.05. Survival of Agreements.

Each agreement, representation, warranty, and covenant contained or referred to in this Agreement shall survive any investigation at any time made by OPIC and shall survive all disbursements of the Loan, except for changes permitted hereby, and, except as otherwise provided in this Section, shall terminate only when all amounts due or to become due under the Financing Documents are indefeasibly paid in full. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.07, 2.08(a), and 9.10 shall survive the payment in full of principal and interest hereunder and under the Notes.

SECTION 9.06. Integration; Amendments.

This Agreement, including the Exhibits and Schedules hereto, and the agreements referred to herein embody the entire understanding of the parties and supersede all prior negotiations, understandings, and agreements between them with respect to the subject matter hereof. The provisions of this Agreement may be waived, supplemented, or amended only by an instrument in writing signed by the parties hereto.

SECTION 9.07. Severability.

If any provision of this Agreement is prohibited or held to be invalid, illegal, or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by law that it shall not affect the validity, legality, and enforceability of the other provisions of this Agreement and shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction. If, and to the extent that, any obligation of the Borrower (including that under Section 9.10) is unenforceable for any reason it agrees, independently of any other obligation hereunder, to make the maximum contribution to the payment and satisfaction thereof as is permissible under Applicable Law.

SECTION 9.08. No Waiver.

(a)
No failure or delay by OPIC in exercising any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy, or any abandonment or discontinuance of steps to enforce any right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of any right, power, or remedy shall be effective unless given in writing.

(b)
The rights, powers, and remedies of OPIC hereunder are cumulative and are not exclusive of any other rights, powers or remedies provided by law or that OPIC would otherwise have.

SECTION 9.09. WAIVER OF JURY TRIAL.

THE BORROWER AND OPIC EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING THE RESOLUTION OF ANY DISPUTE) OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 9.10. Indemnity.

The Borrower shall, at all times, indemnify OPIC and its directors, officers, employees, and agents (each, an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any losses, claims, damages, liabilities, penalties, judgments, or other costs (including (i) costs, fees, and expenses incurred by or imposed on any Indemnified Person in defending, analyzing, settling, or resolving any of the foregoing, and the expenses associated with the making of any affirmative claim in connection therewith and (ii) payments made by the Lender at its sole discretion to cure payment defaults by the Borrower under the Construction Contracts) of any nature whatsoever to which an Indemnified Person may become subject (“Loss”) arising out of, in connection with, or related to the Loan (including any actual or proposed use of the proceeds of the Loan), this Agreement, any other Financing Document, the Project, or any actual or prospective litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto (the “Borrower Indemnity”). The Borrower Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the Loss and each Indemnified Person who has a Loss in connection therewith renders a final determination that the Loss resulted from (a) the gross negligence or willful misconduct of the Indemnified Person, or (b) OPIC’s failure to perform any act required of it relating to the Loan. The Borrower Indemnity is independent of and in addition to (i) any rights of any party hereto in connection with any Loss, and (ii) any other agreement, and shall survive the execution, modification, and amendment of this Agreement and the other Financing Documents, the expiration, cancellation, or termination of the Commitment, the disbursement and repayment of the Loan, and the provisions of any other indemnity. Any exclusion of an obligation to pay any amount under this Section shall not affect the requirement to pay such amount under any other Section hereof or under any other agreement. OPIC and each Indemnified Person shall have the right to control its, his, or her defense; provided, however, that each Indemnified Person shall: (A) notify the Borrower in writing as soon as practicable of any Loss, and

(B) keep the Borrower reasonably informed of material developments with respect thereto. In exercising the right and power to control his, her, or its actions in connection with a Loss, including a decision to settle any such Loss, each Indemnified Person shall, taking into account the nature and policies of such Indemnified Person (I) consult with the Borrower, and (II) act as such Indemnified Person would act if the Loss or settlement were to be paid by such Indemnified Person. The Borrower acknowledges and agrees that each Indemnified Person is an express, third-party beneficiary of the Borrower’s obligations under this Section 9.10.

SECTION 9.11. Further Assurances.

The Borrower shall execute and deliver to OPIC such additional documents and take such additional action as OPIC may require to carry out the purposes of the Financing Documents, to cause the Financing Documents to be duly registered, notarized, and stamped in any applicable jurisdiction, and to preserve and protect OPIC’s rights as contemplated herein or therein.

SECTION 9.12. Counterparts; Electronic Execution.

(a)] This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

(b) Delivery of an executed counterpart of a signature page of this Agreement in an electronic format (including .pdf, .tif, and .jpeg file format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.13. Waiver of Litigation Payments.

In the event that any action or lawsuit is initiated by or on behalf of OPIC against the Borrower or any other party to any Transaction Document, the Borrower, to the fullest extent permissible under Applicable Law, irrevocably waives its right to, and agrees not to request, plead, or claim that OPIC and its successors, transfers, and assigns (any such Person, an “OPIC Plaintiff”) post, pay, or offer, any cautio judicatum solvi bond, litigation bond, or any other bond, fee, payment, or security measure provided for by any provision of law applicable to such action or lawsuit (any such bond, fee, payment, or measure, a “Litigation Payment”), and the Borrower further waives any objection that it may now or hereafter have to an OPIC Plaintiff’s claim that such OPIC Plaintiff should be exempt or immune from posting, paying, making, or offering any such Litigation Payment.

SECTION 9.14. Cooperation; Loan Servicing.

At its own expense OPIC may assign or delegate all or part of the responsibility for servicing the Loan to a Person that shall act as OPIC’s agent in addressing such matters as may be required in connection with the servicing of the Loan, in which case the Borrower shall cooperate with OPIC. Any Person who acquires the right to service the Loan shall benefit from the indemnity set forth in Section

9.10 (as if the name of such Person had been stated in such provision).

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered on its behalf by its authorized representative as of the date first above written.

TETRA4 PROPRIETARY LIMITED

By: /s/ Stefano Marani

Name: Stefano Maran

Its: CEO

Authorized Officer

OVERSEAS PRIVATE INVESTMENT CORPORATION

By:

Name:

Its:

TETRA4 FINANCE AGREEMENT SIGNATlJRE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered on its behalf by its authorized representative as of the date first above written.

TETRA4 PROPRIETARY LIMITED

By:

Name:

Its:

Authorized Officer

OVERSEAS PRIVATE INVESTMENT CORPORATION

By: /s/ Daniel F. Montgomery

Name: Daniel F. Montgomery

Its: Managing Director

TETRA4 FINANCE AGREEMENT SIGNATURE PAGE

SCHEDULE X

DEFINED TERMS AND RULES OF INTERPRETATION

1.
Defined Terms. As used in this Agreement, including the Exhibits and Schedules hereto, the following terms shall have the following meanings.

“Acceptable Bank” shall mean any commercial bank or financial institution having a long-term unsecured senior debt rating of at least “A2” or better by Moody’s and “A” or better by S&P and otherwise approved by OPIC in its sole discretion.

“Acceptable Letter of Credit” shall mean an irrevocable stand by letter of credit issued by an Acceptable Bank for the benefit of the OPIC that has a stated maturity date that is not earlier than twelve (12) months after the date of issuance of such letter of credit, and which letter of credit and all related documentation are satisfactory to OPIC in its sole discretion. Any such letter of credit must be drawable if, (a) it is not renewed or replaced at least thirty (30) days prior to its stated maturity date or (b) the issuer thereof fails to satisfy the requirements of an “Acceptable Bank” and a replacement letter of credit has not been obtained from an Acceptable Bank within fifteen (15) days thereafter. The Borrower shall not be the account party in respect of any such letter of credit and the issuing bank shall have no recourse to the Borrower or the Project with respect to such letter of credit and any payments thereunder. Any drawing under such letter of credit shall be in an amount equal to the lesser of (1) the DSR Requirement at such time minus any amount on deposit in the DSR Account at such time (excluding the amount attributable to the letter of credit being drawn upon) and (2) the amount available to be drawn under such Acceptable Letter of Credit. The proceeds of such drawing shall be deposited into the DSR Account.

“Accounting Standards” means IFRS.

“Affiliate” means, with respect to any Person, (a) any other Person that is directly or indirectly controlled by, under common control with, or controlling such Person; (b) any other Person owning beneficially or controlling five percent (5%) or more of the equity interest in such Person; (c) any officer or director of such Person; or (d) any spouse or relative of such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partnership interests or voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement. “Annual Monitoring Reporting” has the meaning set forth in Section 6.11(e).

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act, as amended by, inter alia, the USA PATRIOT Act of 2001, (Pub. L. No. 107-56) and (b) any other law, regulation, order, decree or directive of any relevant jurisdiction having the force of law and relating to anti-money laundering.

“Applicable Law” means, with respect to a given Person on a given date, any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Consent of a Governmental Authority, or any published directive, guideline, requirement or other governmental restriction that has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, that is binding on such Person whether in effect as of the date hereof or as of any date thereafter.

“Authorized Officer” means, with respect to any Person, any officer designated in such Person’s Charter Documents or otherwise in writing as having been authorized to execute and deliver any of the Transaction Documents.

“Balance of Plant Contract” means the Agreement for the Design, Supply, Construction, Installation, Commissioning and Testing of all Associated Utilities Related to the LNG/LHe Process Plant between the Borrower and EPCM Bonisana Proprietary Limited to be entered into in pursuant to Section

6.13 (a).

“Base Case Financial Model” means the final base case financial model labeled, “Renergen_LHGP Phase 1 Model v 2.7_contingency_pre-funded DSRA.xlsm. provided to OPIC by the Borrower’s financial advisor”

“Balance of Plant Term Sheet” means the Binding Term Sheet for the Agreement for the Design, Supply, Construction, Installation, Commissioning and Testing of all Associated Utilities Related to the LNG/LHe Process Plant dated on or about the date hereof between the Borrower and EPCM Bonisana Proprietary Limited.

“Basic Commitment” means OPIC’s commitment to lend an amount up to $35,000,000 less (a) the portion thereof that pursuant to Section 2.06(b) has been canceled or has been deemed canceled, and (b) any amounts disbursed pursuant to Section 2.01.

“Board of Governors of the Federal Reserve System” means the Board of Governors of the Federal Reserve System, which is an agency of the United States of America responsible for the analysis of domestic and international financial and economic developments, and for regulating the operations of the Federal Reserve Banks and payment systems.

“BOP Contract Cession” means a cession in securitatem debiti agreement, in form and substance satisfactory to OPIC, duly executed by the parties thereto and in full force and effect in accordance with its terms without default, pursuant to which the Borrower cedes in securitatem debiti in favor of OPIC all of its right, title and interest in the Balance of Plant Contract.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Documents” means each of the Transaction Documents to which the Borrower is or will be a party.

“Borrower Indemnity” has the meaning set forth in Section 9.10.

“Borrower Security Cession” means the cession in securitatem debiti agreement dated as of the date hereof pursuant to which the Borrower cedes in securitatem debiti in favor of OPIC all of its right, title and interest in and to (a) the EPC Contract (Gas Gathering), (b) the EP Contract (Liquefaction Plant), (c) the DSR Account, (d) the Land Bank Deed of Sale, (e) the Construction Contract Guarantees and (f) the Intellectual Property necessary for the operation of the Liquefaction Plant.

“Build Act” means the Better Utilization of Investments Leading to Development Act of 2018 (Pub. L. No. 115-254).

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“Business Day” means any day other than (a) a Saturday, Sunday, or day on which commercial banks are authorized by law to close in the City of New York or Washington, D.C., United States of America, (b) with respect to any communication to OPIC, a day on which OPIC is not open for business, and (c) with respect to any Disbursement or payment to OPIC, a day on which OPIC or the United States Department of the Treasury is not open for business.

“Cancellation Fee” has the meaning set forth in Section 2.06(b).

“Cash Flow” of the Borrower, for any period, means the amount resulting from (a) its Net Income for such period, plus (b) all interest expense, any expense for any Fees, and depreciation, amortization, deferred income taxes, and other non-cash expenses for such period (but only to the extent deducted in determining Net Income), minus (c) the amount of net increase or net decrease in Working Capital between the first day of such period and the last day of such period, minus (d) any capital expenditure incurred in such period for repair or replacement of a capital asset.

“Certificate Interest Rate” has the meaning set forth in the OPIC Funding Agreement. “Certified” means, in respect of any document, that such document is being delivered accompanied by a certification from an Authorized Officer that it is true and complete (or a true and complete copy, as the case may be), including all amendments to date, and, if applicable, is in full force and effect in accordance with its terms as of the date of such certification.

“Change of Ownership” means any change, directly or indirectly, of beneficial ownership of the Borrower other than through a sale or transfer of ownership to (a) a Qualified Purchaser,

(b) any other Person who is satisfactory to OPIC or (c) any person pursuant to a bona fide public offering on any U.S. securities exchange, the JSE Securities Exchange, JSE Alternative Exchange, ASX Exchange or any other securities exchange acceptable to OPIC in writing or the subsequent trading of securities thereof on such exchanges.

“Charter Documents” means, in respect of any Person, such Person’s founding act, charter, articles of incorporation and by-laws, memorandum and articles of association, statute, or similar instrument.

“Closing Date” for any Disbursement means the Business Day on which a Disbursement is made.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute and all rules and regulations promulgated thereunder.

“Commitment” means, collectively, the Basic Commitment and the Contingency

Commitment.

“Commitment Fee” has the meaning set forth in Section 2.06(a).

“Commitment Period” means the period commencing on the date of execution of the Finance Agreement and ending on the earliest of (a) the first date on which the total Disbursements equal the Commitment, (b) March 1, 2021; provided, however, that if the first Disbursement has not occurred on or before the first anniversary of the date of execution of the Finance Agreement, the Commitment Period shall end on such date, and (c) the date on which the Commitment has otherwise been terminated.

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“Consents” means any registration, declaration, filing, consent, license, right, approval, authorization, or permit.

“Construction Budget” means the construction budget for the Project delivered to OPIC pursuant to Section 4.13 (as amended from time to time in accordance with Section 7.12.

“Construction Contract Guarantees” means any guarantee or security provided by a Contractor under a Construction Contract, including but not limited to the Performance Security (as defined under the EPC Contract (Gas Gathering)), the Performance Guarantee (as defined in the EP Contract (Liquefaction Plant)) and Advance Payment Guarantee (as defined in the EP Contract (Liquefaction Plant)).

“Construction Contracts” means, collectively, (a) the EPC Contract (Gas Gathering), (b) the EP Contract (Liquefaction Plant), and (c) the Balance of Plant Term Sheet, or, upon execution, the Balance of Plant Contract.

“Contingency Commitment” means OPIC’s commitment to lend an amount up to

$5,000,000 less (a) the portion thereof that pursuant to Section 2.06(b) has been canceled or has been deemed canceled, and (b) any amounts disbursed pursuant to Section 2.01.

“Compulsory Easement Event” has the meaning set forth in Section 6.08(c).

“Corrupt Practices Laws” means (a) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (b) any other Applicable Law relating to bribery, kick-backs, or similar business practices.

“Current Assets” means assets of the Borrower treated as current assets under Accounting Standards, which, for the avoidance of doubt, does not include amounts that may be on deposit in the DSR Account or otherwise held to satisfy the DSR Requirement.

“Current Liabilities” means liabilities of the Borrower treated as current liabilities under Accounting Standards.

“Debt” means, with respect to any person or entity at any date, total liabilities as defined by Accounting Standards and any obligation created, issued, incurred, or assumed by such Person for borrowed money or arising out of any credit facility, financial accommodation or hedge agreement, or for the deferred purchase price of goods or services, including, any credit to such person under any conditional sale or other title retention agreement, all guaranties by such person of liabilities or Debt of any other person, liabilities or Debt of any other person secured by any assets or revenue of such person, and the net aggregate rentals under any lease by such person as lessee that under Accounting Standards would be capitalized on the books of the lessee or that is substantial equivalent of the financing of the property so leased.

“Debt Service” means for any period, the sum of all payments of principal, interest, and fees made or required to be made by the Borrower in respect of its Indebtedness during such period.

“Default” means an event or condition that, with the passage of time or the giving of notice, or both, could constitute an Event of Default.

“Default Rate” means at the time any amount due to OPIC under any Financing Document is not paid when due (a) with respect to amounts due under a Note, an amount equal to the sum

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of (i) the applicable OPIC Note Interest Rate (as such rate may be adjusted as provided in Section 2.02(c)) and (ii) two percent (2.00%) per annum, and (b) with respect to any other amounts due, an amount equal to the sum of (i) the highest OPIC Note Interest Rate set forth in any Note then outstanding (as such rate may be adjusted as provided in Section 2.02(c)) and (ii) two percent (2%) per annum.

“Designated Prepayment Date” has the meaning set forth in the OPIC Funding

Agreement.

“DFC” has the meaning set forth in Section 9.04(c).

“DFC Transfer” has the meaning set forth in Section 9.04(c).

“DFC Transfer Notice” has the meaning set forth in Section 9.04(c). “Disbursement” means any disbursement of the Commitment.

“Disbursement Request” means a request for disbursement of the Commitment substantially in the form of Exhibit B.

“Dollars” or “$” means U.S. dollars.

“DSR Account” means a Dollar-denominated account established by the Borrower with the First National Bank of South Africa on terms acceptable to OPIC and pledged to OPIC pursuant to the Borrower Security Agreement.

“DSR Requirement” means, on any given date, a Dollar amount equal to the aggregate amount of Debt Service with respect to the Loan for the immediately succeeding six-month period.

“EBITDA” for the Borrower means, as of any date, net earnings for the immediately prior 12 months before deducting interest, taxes, depreciation and amortization, in accordance with the Accounting Standards.

“Employee Benefit Plan” means any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower, other than a Guaranteed Pension Plan or a Multiemployer Plan.

“Environmental and Social Plans” means each of the following, which shall be prepared in accordance with the Environmental and Social Requirements: (a) Environmental Management Programme (2017); (b) ESMP Objectives, Actions and Targets (Undated); (c) Bureau for International Risk Assessment (Pty) Ltd. (2016), Major Hazard Installation (MHI) Risk Assessment on the Tetra4 Compressed Natural Gas Facility Near Virginia in the Free State; (d) Emergency Response Procedure (2016); (e) Fire Safety Permit and Risk Assessment (2018); (f) Health and Safety Programme (2016); (g) chance find procedures for cultural heritage artifacts; (h) a plan to ensure compliance by contractors with IFC’s Performance Standard 2 as updated pursuant to Section 6.11(b); and (i) Stakeholder Engagement Plan and grievance mechanism.

“Environmental and Social Requirements” means (a) the applicable provisions of the IFC’s Performance Standard 1 on Assessment and Management of Environmental and Social Risks and Impacts (January 1, 2012), the IFC’s Performance Standard 2 on Labor and Working Conditions (January 1, 2012), IFC’s Performance Standard 3 on Resource Efficiency and Pollution Prevention, IFC’s Performance Standard 4 on Community Health, Safety, and Security, and IFC’s Performance Standard 6

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on Biodiversity Conservation and Sustainable Management of Living Natural Resources; (b) the IFC’s Environmental, Health, and Safety (1) General Guidelines (April 30, 2007), (2) Gas Distribution Systems (2007), (3) Liquefied Natural Gas Facilities (April 11, 2017), and (4) Crude Oil and Petroleum Product Terminals (2007); (c) National Fire Protection Association (NFPA) Codes 59A (Standard for the Production, Storage, and Handling of Liquefied Natural Gas 2016 and 704 Standard System for the Identification of the Hazards of Materials for Emergency Response for Liquefied Natural Gas, and the

U.S. 49 Code of Federal Regulations Part 193 for Liquefied Natural Gas Facilities: Federal Safety Standards (CAS Registration Number 74-82-8) or their international equivalent; and (d) the applicable provisions of OPIC’s ESPS.

“EP Contract (Liquefaction Plant)” means the Contract for the Design, Procurement, Testing, Packing, Supervision of Installation, Commissioning and Performance Testing for the Liquefied Natural Gas (LNG) / Liquid Helium (LHe) Process Plant to be entered into between the Borrower and Western Shell Cryogenic Equipment Inc in connection with the Liquefaction Plant.

“EPC Contract (Gas Gathering)” means the Contract for the Design, Supply, Construction & Installation, Commissioning and Testing for the Gas Gathering System to be entered into between the Borrower and EPCM Bonisana Proprietary Limited in connection with the engineering, procurement, and construction of the Gas Gathering System.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any Person that is treated as a single employer with the Borrower under §414 of the Code.

“Event of Default” has the meaning set forth in Section 8.01.

“ESPS” means the Environmental and Social Policy Statement dated as of January, 2017, which is available at OPIC’s website at http://www.opic.gov/environment, as the same may be revised and supplemented by OPIC from time to time.

“Facility Fee” has the meaning set forth in Section 2.06(c).

“Fees” means the Commitment Fee, the Cancellation Fee, the Facility Fee, the Maintenance Fee and the Modification Fee (if applicable).

“Financial Statements” means, with respect to any Person, its quarterly or annual consolidating and consolidated balance sheet and statements of income, retained earnings, and sources and uses of funds for such fiscal period, together with all notes thereto and with comparable figures for the corresponding period of its previous Fiscal Year, each prepared in English and in Rand in accordance with Accounting Standards.

“Financing Documents” has the meaning set forth in Section 4.01.

“First Disbursement Equity Contribution” has the meaning set forth in Section 4.19. “Fiscal Year” means, with respect to the Borrower, the period beginning on March 1 and ending on February 28 of each year.

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“Fixed Rate Note” means any promissory note issued by the Borrower pursuant to this Agreement substantially in the form of Exhibit A of the OPIC Funding Agreement.

“Funding Documents” means the OPIC Funding Agreement and all other agreements and documents required in connection with the funding arrangements established therein.

“Gas Gathering System” means the infrastructure required to gather gas from the Phase I Wells and to transport the collected gas to the feed to the Liquefaction Plant, including the (i) infield pipelines and trunkline, (ii) valves, (iii) compressors, (iv) communications systems, (v) roads, condensate and water handling and disposal infrastructure, (vi) security infrastructure, (vii) fencing and gates, and

(viii) any other infrastructure contemplated in Schedule Y within the circle labeled “EPC-Gas Gathering”.

“General Notarial Bond” means a general notarial bond to be registered by the Borrower in favor of OPIC, in form and substance acceptable to OPIC, for the capital sum of $40,000,000 together with an additional sum set out therein over all the movable assets of the Borrower.

“Governmental Authority” means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of the Project Country or the U.S., as applicable, or any political subdivision thereof, and any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, having jurisdiction over the Persons or matters in question.

“Grace Period” has the meaning set forth in Section 2.03.

“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of §3(2) of ERISA which is maintained or contributed to by the Borrower or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

“Hedge Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance, currency swap agreement, currency option, futures contract, forward contract or any other similar agreement or arrangement with respect to interest rates and currency exchange rates, currencies, commodities or indices or to the hedging of assets or liabilities.

“IFC” means the International Finance Corporation, a member of the World Bank Group. “IFRS” means the International Financial Reporting Standards (formerly International

Accounting Standards), which are the standards issued by the International Accounting Standards Board together with the interpretations issued by the International Financial Reporting Interpretations Committee of the International Accounting Standards Board (as amended, supplemented or re-issued from time to time), applied on a consistent basis both as to classification of items and amounts.

“Incident Reporting” has the meaning set forth in Section 6.11(d).

“Indebtedness” means, with respect to any person or entity at any date, total liabilities as defined by Accounting Standards and any obligation created, issued, incurred, or assumed by such Person for borrowed money or arising out of any credit facility, financial accommodation or Hedge Agreement, or for the deferred purchase price of goods or services, including, any credit to such person under any conditional sale or other title retention agreement, all guaranties by such person of liabilities or debt of any other person, liabilities or debt of any other person secured by any assets or revenue of such person, and the net aggregate rentals under any lease by such person as lessee that under Accounting Standards

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would be capitalized on the books of the lessee or that is the substantial equivalent of the financing of the property so leased.

“Indemnified Person” has the meaning set forth in Section 9.10. “Independent Engineer” means Sargent & Lundy LLC.

“Intellectual Property” means the intellectual property of any person including any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and the benefit of all applications and rights to use such intellectual property (which may now or in the future subsist).

“Inverted Domestic Corporation” means an entity formed outside of the United States which is treated as an inverted domestic corporation under 6 U.S.C. 395(b).

“Land Bank Deed of Sale” means the Deed of Sale Agreement entered into between the Land and Agricultural Development Bank of South Africa and Tetra4 in respect of Portion 10 of the Farm Annex Glen Ross 562, measuring 38,4370 hectares, District Theunissen, Free State Province and the Remaining Extend of the Farm Mond Van Doornrivier 38, measuring 370, 1527 hectares, District Theunissen, Free State Province;

“Land Use Agreements” means each of the agreements and instruments identified in Schedule 4.01(c)(iii) and the Land Bank Deed of Sale.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention, assignment or other encumbrance on or with respect to, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind.

“Linde Helium Agreement” means that certain Helium Purchase and Sales Agreement by and between the Borrower and Linde Global Helium, a division of Linde Gas North America LLC, dated as of May 3, 2016.

“Liquefaction Plant” means the infrastructure required to liquefy up to 450 kilograms per day of liquid helium and up to 50 tons per day of liquefied natural gas, including the (i) LNG plant,

(ii) helium plant, (iii) LNG storage, (iv) loading LNG, (v) loading helium, (vi) control rooms, and (vii) any other infrastructure contemplated in Schedule Y within the circle labeled “LNG/LHe Plant”.

“Litigation Payment” has the meaning set forth in Section 9.13.

“Loan” means, on any date, the aggregate of the outstanding unpaid principal amounts of the Notes then outstanding.

“Loan Documents” has the meaning set forth in Section 4.01(a). “Loan Maturity Date” has the meaning set forth in Section 2.03. “Loss” has the meaning set forth in Section 9.10.

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“Maintenance Fee” has the meaning set forth in Section 2.06(d).

“Major Hazard” means any (a) explosion, fire or spill that results in material pollution,

(b) any workplace accident that results in death or serious injury, (c) community unrest or safety incidents, or (d) other circumstance having, or which could reasonably expected to have, a Material Adverse Effect or material adverse impact on the implementation or operation of the Project in accordance with the Environmental and Social Requirements.

“Material Adverse Effect” means any event, development, or circumstance having a material adverse effect on (a) the Project, (b) the business, operations, prospects, condition (financial or otherwise), or property of the Borrower, the Shareholders, or any other Person whose continuing viability, because of its guaranty or other undertaking, is essential to the Project, (c) the ability of the Borrower or any other party to perform in a timely manner its payment obligations or other material obligations under any of the Transaction Documents, (d) the validity or enforceability of any material provision of any Transaction Document, (e) the rights and remedies of OPIC under any of the Financing Documents, or (f) the Liens provided to OPIC under the Security Documents.

“Modification Fee” has the meaning set forth in Section 2.06(e).

“Molopo Loan” means that certain Loan Agreement between Molopo Energy Limited and Molopo South Africa Exploration and Production Proprietary Limited, dated April 11, 2014.

“Mortgage Bond” means a first covering mortgage bond to be registered by the Borrower in favor of OPIC, in form and substance satisfactory to OPIC, duly executed by the parties thereto and in full force and effect in accordance with its terms without default, over of the real property identified in the Land Bank Deed of Sale and for the capital sum of $40,000,000 together with an additional sum set out therein.

“MPRDA” means the Mineral and Petroleum Resources Development Act, 28 of 2008. “Multiemployer Plan” means any multiemployer plan within the meaning of §3(37) of

ERISA which is maintained or contributed to by the Borrower or any ERISA Affiliate and subject to

Title IV of ERISA.

“Net Income” means, with respect to the Borrower, for any period, the net income (loss) of the Borrower for such period, as determined in accordance with Accounting Standards, provided, that there shall be excluded in such determination (a) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

(b) any aggregate net gain during such period arising from the sale, conversion, exchange, or other disposition of capital assets, (c) any gains resulting from the write-up of any assets, (d) any net gain arising from the extinguishment, under Accounting Standards, of any Indebtedness of the Borrower, and

(e) any net income or gain during such period resulting from (i) any change in accounting principles in accordance with Accounting Standards, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with Accounting Standards, (iii) any extraordinary items, and (iv) any discontinued operations or the disposition thereof.

“Note” means any Fixed Rate Note.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury, which administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted individuals, organizations, and foreign countries and regimes.

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“OFAC List” means the Specially Designated Nationals and Blocked Persons List and any other lists administered or enforced by OFAC, including but not limited to the Palestinian Legislative Council list and the Part 561 list, in each case as published by OFAC from time to time and available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or any official successor website.

“OFAC Regulations” means (a) the rules and regulations promulgated by OFAC, as may be published in Title 31, Chapter V of the Code of Federal Regulations from time to time, and (b) any Executive orders administering or imposing economic sanctions on individuals, organizations or foreign countries and regimes.

“Official” means any officer of a political party or candidate for political office in the Project Country or the U.S. or any officer or employee (a) of the government of the Project Country or the

U.S. (including any Governmental Authority of the Project Country or the U.S.) or (b) of a public international organization.

“Offtake Agreements” means the Linde Helium Agreement and / or any other agreement designated as such by OPIC and the Borrower.

“OPIC” shall have the initial meaning set forth in the preamble to this Agreement and shall also refer thereafter to any successor or assign of OPIC, including, from and after the date of the DFC Transfer, the DFC.

“OPIC Guaranty Fee” means four percent (4.00%) per annum.

“OPIC Guaranty Payment” has the meaning set forth in Section 2.02(c).

“OPIC Funding Agreement” means the Funding and OPIC Guaranty Agreement dated as of August 20, 2019, among the Borrower, the Paying Agent, the Placement Agent and OPIC.

“OPIC Note Interest Rate” has the meaning set forth in Section 2.02(a) or Section 2.02(c), as the case may be.

“OPIC Plaintiff” has the meaning set forth in Section 9.13.

“Original Financial Statements” has the meaning set forth in Section 4.18.

“Paying Agent” means U.S. Bank National Association, a national banking association existing under the federal laws of the United States or any successor or successors thereto designated as Paying Agent under the Funding Documents.

“Payment Date” means the 15th day of February, May, August, and November of each year after the date hereof until the Loan and all amounts due hereunder or under the Notes are paid in full, unless such Payment Date is not a Business Day, in which case the Payment Date will be the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

“Performance LDs” means any performance or delay liquidated damages under a Construction Contract, including Delay Damages (as defined by the EPC Contract (Gas Gathering)) under

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the EPC Contract (Gas Gathering)), Delay Damages (as defined by the Balance of Plant Contract under the Balance of Plant Contract), Quantity Threshold Liquidated Damages (as defined by the EP Contract (Liquefaction Plant)), and Delay Liquidated Damages (as defined by the EP Contract (Liquefaction Plant)).

“Permitted BBBEE Investment” means, the acquisition by the Borrower of capital stock, partnership or other ownership interests of any other Person in the Project Country and the making of any advance or loan to such Person as a shareholder, partner or owner of such Person, provided that (i) that such Person was formed and continues to be maintained solely for purposes of supporting suppliers pursuant to the Broad-Based Economic Empowerment Act (Act 53 of 2003) in connection with food farming community initiatives; (ii) neither such Person nor any of its directors, members of senior management, or any shareholder of such Person is a Person included in any OFAC List or otherwise subject to sanctions under OFAC Regulations and the Borrower shall have received written confirmation from OPIC that OPIC has no objection on the basis of its know your customer requirements determined in OPIC’s sole discretion; (iii) the Borrower’s investment in such Person (whether by way of equity or debt) together with any investment in any other Person does not exceed $250,000 in the aggregate.

“Permitted Indebtedness” means any Indebtedness permitted under Section 7.02. “Permitted Investments” means Dollar-denominated investments in the following:

(i)
direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, maturing within six (6) months after the date of acquisition thereof;
(ii)
commercial paper maturing within two hundred seventy (270) days after the date of acquisition thereof rated in the highest grade by a credit rating agency nationally recognized in the United States;
(iii)
time deposits (including certificates of deposit) with a tenor of six (6) months or less, issued by any office located in the United States of any depository institution or trust company that is organized under the laws of the United States or any state thereof and that (x) has capital, surplus and undivided profits aggregating at least $1,000,000,000, and (y) maintains at all times an unqualified rating for its debt obligations of at least “A” by Moody's Investors Service, Inc. (or any successor thereto), or at least “A” by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (or any successor thereto);
(iv)
shares of an open-end, diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:
(w)
invests exclusively in Permitted Investments (including repurchase agreements with respect thereto) of the type set forth in clause (i) or (ii) above;
(x)
as a matter of publicly stated investment policy maintains a par value per share of $1, and;

(y)
has aggregate net assets of at least $50,000,000 on the date of purchase;

and

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(v)
such other investments as OPIC may, in its sole discretion, approve in writing to the Borrower; provided, however, that any Permitted Investment must mature no later than the next Payment Date following the date on which such Permitted Investment is made or transferred to the DSR Account.

“Permitted Lien” has the meaning set forth in Section 7.01.

“Person” means an individual, a legal entity, including, a partnership, a joint venture, a corporation, a trust, and an unincorporated organization, and a government or any department or agency thereof.

“Phase I Wells” means the twelve (12) wells included in Schedule Y.

“Phase II Wells” means gas wells located on the Site other than the Phase I Wells. “Phase II Expansion” means the second phase of the development and commercialization of a natural gas and helium field gas field at the Site in Virginia, South Africa comprised of the development and construction of: (i) the Phase II Wells (ii) the infrastructure required to gather gas from the Phase II Wells and to transport the collected gas to a new liquefaction plant to be constructed, (iii) all of the infrastructure required to liquefy helium and natural gas, including a liquefaction plant, in each case, in accordance with the Production Right.

“Phase II Indebtedness” means any Indebtedness incurred by the Borrower to fund the Phase II Expansion.

“Placement Agent” means R.W. Pressprich & Co., a company organized and existing under the laws of the State of Delaware or any successor or successors thereto designated as Placement Agent under the Funding Documents.

“Pledge Agreement (Sjoeberg)” the Guarantee, Pledge and Subordination Agreement entered into between Advocate Cheryl Danielle Sjoberg, the Borrower and OPIC on or about the date hereof in form and substance satisfactory to OPIC.

“Policy Non-Compliance” means any non-compliance with the Environmental and Social Requirements or the Worker Rights Requirements.

“Prepayment Premium” has the meaning set forth in Section 2.04. “Principal Installment” has the meaning set forth in Section 2.03.

“Production Right” means the production right with reference number PR 12/3/1/07/2/2 held by the Borrower and granted to the Borrower under Section 84(1) of the MPRDA.

“Prohibited Payment” means the giving or making by any Person (such Person, the “Payor”) of any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Official (including to or for the use or benefit of any other Person if the Payor knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Official), for the purpose of influencing any act or decision or omission of any Official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Borrower or the Project, or any other Person; provided that any such offer, gift, payment, promise or authorization of payment shall not be considered a Prohibited Payment if it (a) is expressly permitted by Applicable Law

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or (b) is made for the purpose of expediting or securing the performance of a routine governmental action (as such term is construed under Applicable Law).

“Project” means the first phase of the development and commercialization of a 36.4 billion standard cubic feet (“bcf”) natural gas and 0.87 bcf helium field gas field in Virginia, South Africa comprised of the development and construction of: (i) the Gas Gathering System, (ii) the Liquefaction Plant; and (iii) the Phase I Wells.

“Project Completion” means the issuance by the Borrower of the Taking-Over Certificates (as defined in the relevant Construction Contract) pursuant to all three, and not less than three, of the Construction Contracts.

“Project Contractor” means any Person that is a party to a Project Contract with the

Borrower.

“Project Contracts” means any contract related to the development, construction or operation of the Project between the Borrower and a Project Contractor or between a Project Contractor and a Project Subcontractor.

“Project Costs” means all costs incurred by the Borrower in connection with the Project in accordance with the Project Costs and Financing Plan, including, but not limited to (a) amounts payable as and to the extent set forth in the Construction Budget (as may be adjusted in accordance with the terms of this Agreement); (b) interest, fees and expenses payable with respect to the Loan, (c) expenses incurred to obtain use of the Site, (d) costs and expenses of legal, engineering, accounting, construction management, and other advisors incurred in connection with the Project, (e) funding of the DSR Account, and (g) funding of working capital.

“Project Costs and Financing Plan” has the meaning set forth in Section 3.01(l). “Project Country” means the Republic of South Africa.

“Project Documents” has the meaning set forth in Section 4.01(c). “Project Report” has the meaning set forth in Section 6.06(c).

“Project Subcontractor” means a Person, other than the Borrower or a Project Contractor, that is a party to a Project Contract with a Project Contractor.

“Proved Reserves” means the estimated quantities of natural gas and helium which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of natural gas and helium, which can be estimated, with reasonable certainty, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods (taking into account applicable laws and regulations to which the Borrower is subject).

“Prudent Industry Practices” means those practices, methods and equipment that are commonly used in prudent engineering, design, construction, operation and maintenance in the oil and gas industry in the U.S. or Project Country to design, engineer, construct, operate and maintain gas gathering and liquefaction equipment lawfully and with safety, reliability, efficiency, operability and

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maintainability and, without limitation of the foregoing, in a manner compliant with Applicable Laws and Consents of Governmental Authorities.

“Qualified Purchaser” means a Person who (a) is not on any OFAC List and (b) (i) prior to the transfer in question, is a Shareholder who owns ten percent (10%) or more of the direct or indirect ownership interests in the Borrower, or (ii) after the transfer in question will own, in the aggregate, less than ten percent (10%) of the direct or indirect ownership interests in the Borrower.

“Redemption Premium” has the meaning set forth in the OPIC Funding Agreement. “Reserve Tail Ratio” means for any calculation date, the quotient obtained by dividing

(a) all of the Borrower’s remaining Proved Reserves as of such calculation date by (b) all of the

Borrower’s Proved Reserves as of the date of this Agreement.

“Restricted Payment” means any of the following made directly or indirectly by the Borrower: (a) any dividend or distribution on any account of any interest in the Borrower, including any reduction of capital; (b) any payment of principal or interest on any Indebtedness of the Borrower to or for the benefit of any Shareholder or any other Affiliate of the Borrower, other than accounts payable for goods or services provided on an arm’s-length basis; and (c) any purchase, redemption, acquisition, or retirement of any limited liability company interests of the Borrower or any Indebtedness of the Borrower held by any Shareholder or any Affiliate of the Borrower.

“Restricted Payment Date” means with respect to the date of any proposed Restricted Payment, any Business Day that is not more than forty-five (45) days after the Payment Date immediately preceding such date.

“Re-zoning Property” means Portion 10 of the Farm Annex Glen Ross 562 and Remaining Extent of the Farm Mond River 38.

“Second Disbursement Equity Contribution” has the meaning set forth in Section 5.13. “Second Disbursement Lease” means the lease identified as a Second Disbursement

Lease in Schedule 4.01(c)(iii).

“Security Documents” has the meaning set forth in Section 4.01(b).

“Self-Monitoring Questionnaire” means the Annual Self-Monitoring Questionnaire used by OPIC to monitor compliance with OPIC’s policy requirements, a copy of which is available and which may be completed online at http://smq.opic.gov.

“Servitude Security” means (i) a cession in securitatem debiti agreement, in form and substance satisfactory to OPIC, duly executed by the parties thereto and in full force and effect in accordance with its terms without default, pursuant to which the Borrower cedes in securitatem debiti in favor of OPIC all of its right, title and interest in and servitudes over the real property identified in the Land Use Agreements and (ii) a first covering mortgage bond to be registered by the Borrower in favor of OPIC, in form and substance satisfactory to OPIC, duly executed by the parties thereto and in full force and effect in accordance with its terms without default, over of the servitudes identified in the Land Use Agreements (other than the Land Bank Deed of Sale) and for the capital sum of $40,000,000 together with an additional sum set out therein.

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“Shareholders” means the Persons identified as “Shareholders” on Part I of Schedule

3.01(d).

“Shareholder Payment” means any payment by the Borrower to, or on behalf of, any Shareholder or any Affiliate of any Shareholder other than a Restricted Payment, including any payment in respect of compensation, fees, salaries, bonuses, or commissions or any payment made on behalf of any Shareholder or any Affiliate of any Shareholder that is for the benefit of such party.

“Site” means that real property on which the Project is located as described in (i) the Land Bank Deed of Sale and (ii) the Land Use Agreements.

“Special Notarial Bond (Gas Gathering)” means a special notarial bond to be registered by the Borrower in favor of OPIC, by OPIC’s conveyancers/notary publics, in such form and subject to such terms and conditions as OPIC may require, for the capital sum of $40,000,000 together with an additional sum set out therein, over the (a) infield pipelines and trunkline, (b) valves, (c) compressors, and

(d) communication system of the Gas Gathering System.

“Special Notarial Bond (Liquefaction Plant)” means a special notarial bond to be registered by the Borrower in favor of OPIC, by OPIC’s conveyancers/notary publics, in such form and subject to such terms and conditions as OPIC may require, for the capital sum of $40,000,000 together with an additional sum set out therein, over the (i) LNG plant, (ii) helium plant, (iii) loading LNG, and

(iv) loading helium of the Liquefaction Plant of the Borrower.

“Special Notarial Bonds” means each of the Special Notarial Bond (Gas Gathering) and the Special Notarial Bond (Liquefaction Plant).

“Sponsor” means Renergen Limited, a public company duly registered and validly existing under the laws of the Republic of South Africa (Registration Number 2014/195093/06).

“Sponsor Guarantee, Pledge and Subordination Agreement” means the Guarantee, Pledge and Subordination Agreement entered into between the Sponsor, the Borrower and OPIC on or about the date hereof in form and substance satisfactory to OPIC.

“Sponsor Intercompany Loan” means the Intercompany Loan entered into by and between the Sponsor and the Borrower dated March 13, 2018.

“Stakeholder Engagement Plan” means the stakeholder engagement plan, in form and substance satisfactory to OPIC.

“Subsidiary Of An Inverted Domestic Corporation” means an entity that is more than fifty percent (50%) owned (a) directly by an Inverted Domestic Corporation, or (b) through another entity that is more than fifty percent (50%) owned by an Inverted Domestic Corporation.

“Taxes” means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, turnover, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp duties, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and any political subdivision, instrumentality, agency or similar body of any taxing authority.

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“Transaction Documents” has the meaning set forth in Section 4.01.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction.

“U.S.” means the United States of America.

“U.S. Government” means the government of the United States of America and its agencies and instrumentalities.

“U.S. Person” means a:

(a)
U.S. citizen or U.S. lawful permanent resident;
(b)
for-profit corporation, partnership, or other entity or association created under the laws of the U.S. or any state or territory thereof, or the District of Columbia, and twenty-five percent (25%) or more beneficially owned by U.S. Persons;
(c)
for-profit corporation, partnership, or other entity or association created under the laws of a foreign jurisdiction and more than fifty percent (50%) beneficially owned by U.S. Persons;
(d)
non-profit corporation, partnership, or other entity or association created under the laws of the U.S. or any state or territory thereof, or the District of Columbia; or
(e)
non-profit corporation, partnership, or other entity or association created under the laws of a foreign jurisdiction and where more than fifty percent (50%) of the members of its board of directors or similar governing body are U.S. Persons.

“U.S. Taxpayer Identification Number” means an identification number used by the Internal Revenue Service, an agency of the United States of America, in the administration of tax laws, which is issued either by the Social Security Administration, an agency of the United States of America, or the Internal Revenue Service.

“U.S. Treasury Cost” has the meaning set forth in the OPIC Funding Agreement. “Worker Rights Requirements” has the meaning set forth in Section 6.12(a).

“Workers” means, collectively, (a) individuals that are employed directly by the Borrower, and (b) individuals that, under a Project Contract, perform continuous on-site work that is either (i) of substantial duration or (ii) material to the primary operations of the Project.

“Working Capital” means the amount resulting from Current Assets (excluding cash) minus Current Liabilities (excluding Debt Service for the Loan and for all other Long-term Indebtedness).

2.
Rules of Interpretation.

In this Agreement, including Exhibits and Schedules hereto, unless otherwise indicated or required by the context: (a) reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified from time to time; (b) all references to an “Article,” “Section”, “Schedule,” or “Exhibit” are to an Article or Section of this Agreement or to a Schedule or an Exhibit attached thereto and shall be deemed to have

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been made a part thereof; (c) the table of contents and article and section headings and other captions are for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof; (d) defined terms in the singular include the plural and vice versa, and the masculine, feminine and neuter gender include all genders; (e) accounting terms not defined in this Schedule X have the meanings given to them under Accounting Standards; (f) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) the words “include,” “includes,” and “including” mean include, includes and including “without limitation” and “without limitation by specification”; (h) terms capitalized for other than grammatical purposes that are defined in (i) the preamble, (ii) the recitals, or (iii) the Sections of this Agreement have the meanings ascribed to them therein; (i) phrases such as “satisfactory to OPIC”, “in such manner as OPIC may determine,” “in OPIC’s determination,” “to OPIC’s satisfaction,” “acceptable to OPIC”, “at OPIC’s election”, and phrases of similar import authorize and permit OPIC to approve, disapprove, act or decline to act in its sole discretion; and (j) the words “reasonable”, “reasonably”, “unreasonably”, and words of similar import, when applied to OPIC’s satisfaction, acceptance, determination, consent, discretion or approval, take into account any special consideration affecting decisions of OPIC in its capacity as a governmental entity or its responsibilities as such and are based on its policies, practices, and procedures, and law and regulations applicable to it.

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